                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

/x/ Filed by the Registrant
/ / Filed by a Party other than the Registrant
Check the appropriate box:
/ / Preliminary Proxy Statement           / /  Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                               HS RESOURCES, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/ No fee required.
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
                                       N/A
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    (2)  Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5)  Total fee paid:

--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

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    (2)  Form, Schedule or Registration Statement No.:

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    (3)  Filing Party:

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    (4)  Date Filed:

                               HS RESOURCES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

To our Stockholders:

     We will hold the Annual Meeting of Stockholders of HS Resources, Inc. ("HSR" or the "Company"), a Delaware corporation, on May 10, 2001, at 9:00 a.m., local time, at the Mandarin Oriental San Francisco (hotel), 222 Sansome Street, San Francisco, California 94106. The purpose of the Annual Meeting is:

          1. To elect two directors to serve for three-year terms or until their successors are elected and qualified.

          2. To approve the HS Resources, Inc. Employee Stock Purchase Plan.

          3. To approve amendments to the HS Resources, Inc. 2000 Performance and Equity Incentive Plan.

          4. To transact such other items of business as may properly come before the meeting.

     The Proxy Statement accompanying this Notice describes these items of business.

     If you are a stockholder of record at the close of business on March 26, 2001, you are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. We will not close the Company's stock transfer books. You may examine a complete list of the stockholders entitled to vote at the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours between May 1, 2001 and May 10, 2001 at our offices at One Maritime Plaza, Fifteenth Floor, San Francisco, California 94111. In addition, the complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

     We cordially invite you to attend the meeting in person. However, to ensure your representation at the meeting, we encourage you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may also vote by telephone or the internet. If you elect to vote your proxy by telephone or the internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. If you attend the Annual Meeting you may vote in person even if you have returned a proxy card, or voted by telephone or the internet.

                                            Sincerely,

                                            JAMES M. PICCONE
                                            Secretary

San Francisco, California
April 10, 2001

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO
            COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR THE INTERNET.

                               HS RESOURCES, INC.

                  PROXY STATEMENT FOR THE 2001 ANNUAL MEETING
                                OF STOCKHOLDERS
                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     We will hold the Annual Meeting of Stockholders of HS Resources, Inc. (the "Annual Meeting") on Thursday, May 10, 2001, at 9:00 a.m., local time, or at any adjournment thereof. The location of the Annual Meeting is the Mandarin Oriental San Francisco (hotel), 222 Sansome Street, San Francisco, California 94106. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders discusses the business purpose of the Annual Meeting. Our principal executive offices are located at One Maritime Plaza, Fifteenth Floor, San Francisco, California 94111. Our telephone number is (415) 433-5795.

     We mailed these proxy solicitation materials on or about April 10, 2001, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL STOCKHOLDERS

     If you owned shares of Common Stock of HS Resources on March 26, 2001, you are entitled to notice of and to vote at the Annual Meeting. As of March 26, 2001, 19,845,484 shares of our Common Stock were issued and outstanding. The section of this Proxy Statement entitled "Security Ownership of Principal Stockholders and Management" lists holders of 5% or more of our Common Stock.

VOTING AND SOLICITATION

     Our bylaws require that a quorum of our stockholders be present at the Annual Meeting in order for the business conducted at the meeting to be validly approved. The presence, in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock constitutes a quorum. You are entitled to one vote for each share of Common Stock you own. Election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting. Approval of the Employee Stock Purchase Plan and the amendments to the 2000 Performance and Equity Incentive Plan require the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. Abstentions are counted in tabulations of votes cast at the meeting and have the same effect as voting no. Broker non-votes are treated as present for purposes of establishing a quorum, but are not counted either way for purposes of determining a vote.

     If you elect to vote your proxy by telephone or the internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had properly completed, signed and returned your proxy card.

     We will bear all costs of this solicitation of your vote by proxy. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees, personally or by telephone or telegram without additional compensation, may also solicit proxies. We have retained Corporate Investor Communications, Inc. for a fee of approximately $6,500 to solicit proxies on our behalf.

REVOCABILITY OF PROXIES

     At any time before a vote is taken at the Annual Meeting, you may revoke any proxy you give pursuant to this Proxy Statement. Your proxy may be revoked by:

          (i) delivering to the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date, or

          (ii) re-voting in the same manner if you voted by telephone or the internet, or

          (iii) attending the Annual Meeting and voting in person.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR JAMES E. DUFFY AND ROBERT G. VANNEMAN.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Currently, we have six directors serving on our Board of Directors (the "Board"). The terms of Board members constituting approximately one-third of the total Board generally expire every year, and each director in a "class" of directors serves for a term of three years, or until his or her successor has been duly elected and qualified. Two directors are to be elected at this Annual Meeting to serve until the 2004 Annual Meeting of Stockholders. Our nominees are James E. Duffy, who is currently a director and Vice President -- Finance and the Chief Financial Officer of the Company, and Robert G. Vanneman, who has been a director since February 2000, and who is not an employee of the Company. A vote in favor of the recommendation of the Board of Directors is a yes vote for electing these two directors. If either Mr. Duffy or Mr. Vanneman should be unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Nominating Committee to fill the vacancy. We do not expect that either Mr. Duffy or Mr. Vanneman will be unable or will decline to serve as a director.

     Information about Mr. Duffy and Mr. Vanneman is set forth below:

                                                                                            DIRECTOR
NAME                                    AGE   CAPACITIES IN WHICH SERVED WITH THE COMPANY    SINCE
----                                    ---   -------------------------------------------   --------
James E. Duffy........................  50    Director, Vice President -- Finance, and        1990
                                                Chief Financial Officer
Robert G. Vanneman....................  59    Director                                        2000

     James E. Duffy has been a Director since 1990 and has been Vice
President -- Finance and Chief Financial Officer since April 1991. From 1985 to 1990, Mr. Duffy was a general partner of J.L. Feshbach & Co., an investment banking firm specializing in the oil and gas business and was responsible for acquisitions and special investments for an affiliate of that firm. Prior to that time, he was the Chief Financial Officer of Hilliard Oil and Gas and was a director and co-founder of several affiliated companies. Previously, he was a manager with Arthur Young & Co. Mr. Duffy earned his undergraduate degree from San Jose State University.

     Robert G. Vanneman, who has more than 26 years experience in finance, was elected a Director of the Company in February 2000. Mr. Vanneman joined Bessemer Trust in 1998 and is the Managing Director of the San Francisco office. Prior to joining Bessemer, Mr. Vanneman headed West Coast Private Banking for Union Bank of Switzerland from 1990 to 1998. He was also an Executive Director for Merrill Lynch in its Private Capital business, working with high net-worth clients on investments and financings. As a senior officer at the Bank of California, Mr. Vanneman headed Private Banking, and also supervised various trust, corporate and real estate activities. For several years, he was a principal in a private investment firm that he co-founded. Mr. Vanneman is a graduate of the U.S. Military Academy at West Point and the Harvard Business School.

     There are currently no vacancies on the Board.

     Specific information about the other Board members and the Company's officers is set forth below:

                                                                                  CURRENT
                                        CAPACITIES IN WHICH SERVED     DIRECTOR    TERM
NAME                            AGE          WITH THE COMPANY           SINCE     EXPIRES
----                            ---     --------------------------     --------   -------
Nicholas J. Sutton............  56    Director, Chairman of the          1987      2003
                                      Board and Chief Executive
                                        Officer
P. Michael Highum.............  50    Director, President                1987      2002
Barry Reder...................  56    Director                           1999      2003
Michael J. Savage.............  66    Director                           1996      2002
Dale E. Cantwell..............  45    Vice President -- D-J Basin         N/A       N/A
                                        District Manager
Tony W. Church................  44    Vice President -- Exploration       N/A       N/A
Theodore Gazulis..............  46    Vice President -- Treasury,         N/A       N/A
                                        Capital Markets and Investor
                                        Relations and Assistant
                                        Secretary
Annette Montoya...............  44    Vice President -- Accounting,       N/A       N/A
                                        Human Resources and
                                        Administration
Rick L. Parks.................  48    Vice President -- Operations        N/A       N/A
Janet W. Pasque...............  43    Vice President -- Land              N/A       N/A
James M. Piccone..............  50    Vice President -- General           N/A       N/A
                                        Counsel and Secretary
Wayne D. Williams.............  51    Vice President -- Geophysical       N/A       N/A
                                        Manager
Philip S. Winner..............  44    Vice President -- Northern          N/A       N/A
                                        Rockies District Manager

     Nicholas J. Sutton is a founder of the Company and has been employed exclusively in activities relating to the Company and its predecessor oil and gas business since 1978. Mr. Sutton is an attorney and practiced with the San Francisco law firm of Pillsbury, Madison & Sutro before founding the Company. Prior to that time, he served as a law clerk to the Chief Justice of the California Supreme Court. He earned his law degree from the University of California-Hastings College of Law, and his engineering undergraduate degree from Iowa State University. Mr. Sutton is a graduate of Harvard Business School's Executive Education OPM Program, and is a member of the Society of Petroleum Engineers. He has served as Chairman of the Board and as Chief Executive Officer of the Company since its inception.

     P. Michael Highum is a founder of the Company and for the past twenty-three years has been employed exclusively in activities relating to the Company and its predecessor oil and gas business. Mr. Highum has a law degree and, prior to founding the Company, practiced with the San Francisco law firm of Pillsbury, Madison & Sutro. He earned his undergraduate degree from the University of California at Berkeley and his law degree from the University of California-Hastings College of Law. He has served as a Director and as President of the Company since its inception in 1987 and is a past President and a director of the Colorado Oil and Gas Association.

     Barry Reder was appointed as a Director in December 1999. Mr. Reder has practiced law with the firm of Coblentz, Patch, Duffy & Bass of San Francisco, California since 1993. He has practiced law in the San Francisco area since 1969 when he graduated from Cornell Law School. Mr. Reder obtained his Bachelor's Degree from Wesleyan University in 1966. Mr. Reder served on the board of Real Goods Trading Corporation from 1996 through July 2000 and is a member of the State Bar of California and the Bar Association of San Francisco.

     Michael J. Savage has been a Director of the Company since January 1996. Mr. Savage is Executive Director of the Napa Valley Opera House; he is a board member and previous Chairman of the San Francisco Conservatory of Music and was the Managing Director of the San Francisco Opera from 1994 through 1999. He was the founder of Savage Petroleum Company and served as its President from 1988 to 1995. From 1983 to 1988, Mr. Savage served as President of Merlin Petroleum, of which he was also the founder. From 1978 to 1982, he served as President of Sohio Petroleum Company. Prior to 1978, he served as President of BP Alaska, and in 1982 he was Director for Africa of BP in London, and also served as personnel director for the BP Group. He received his undergraduate degree in Business Management from the Manchester Business School in Manchester, England, and his master's degree in Law and Economics from Cambridge University.

     Dale E. Cantwell has been an employee and member of the Company's management team since joining the Company in 1993. From 1993 to April 1997, his primary duties were managing the Company's oil and gas marketing department. In April 1997, Mr. Cantwell was promoted to Vice President in charge of the D-J Basin District. From 1979 until joining the Company, Mr. Cantwell worked for Amoco Production Company in various engineering capacities. Mr. Cantwell received his bachelor's degree in Chemical Engineering from the University of Colorado. Mr. Cantwell is a member of the Rocky Mountain Natural Gas Association, the Society of Petroleum Engineers, and the Colorado Oil and Gas Association.

     Tony W. Church has been an employee of the Company since 1994. Prior to appointment as Vice President -- Exploration in April 1997 he served as Exploration Manager. Mr. Church has primary responsibility for oversight and supervision of the corporate exploration program. Mr. Church has 22 years of industry experience. Prior to joining HS Resources, he was Vice
President -- Exploration for Gerrity Oil and Gas. From 1984 to 1992, Mr. Church was an explorationist and supervisor for Chevron USA. From 1978 to 1984 he was an explorationist for Gulf Oil Corporation and Kerr McGee Corporation. Mr. Church earned his undergraduate degree in Geology from Yale University and his master's degree in Mineral Economics from Colorado School of Mines. He is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists. Mr. Church is a Division of Professional Affairs Certified Geologist and a Registered Geologist in the State of Wyoming.

     Theodore Gazulis has served as an officer of the Company since its incorporation in 1987, and has served in his current capacity since July 1998. Mr. Gazulis has primary responsibility for capital formation, the treasury functions and investor relations. Prior to that, Mr. Gazulis was in charge of the Company's economic analysis and planning function. Prior to joining the Company in 1984, Mr. Gazulis was an exploration economist for Sohio Petroleum Company where he evaluated exploration plays, prospects and acquisitions and implemented computer financial and economic models to facilitate the economic analysis. From 1978 to 1981, he served in a similar capacity for Amoco Production Company. Mr. Gazulis received an MBA from the University of California at Los Angeles and his undergraduate degree from Stanford University. Mr. Gazulis is a member of the American Association of Petroleum Geologists.

     Annette Montoya heads the Company's accounting, human resources and administrative departments and has served in her current capacity since July 1998. Ms. Montoya joined the Company in 1987 and served in various accounting positions until 1991, when she was appointed Vice President of the Company's accounting department. Prior to joining the Company in 1987, Ms. Montoya was the accounting manager for MidCon Central Exploration Company. Prior to her employment with MidCon Central, Ms. Montoya was an auditor with Price Waterhouse & Co. Ms. Montoya earned her undergraduate degree from Regis College and is a member of the Council of Petroleum Accountants Societies.

     Rick L. Parks has been an employee of the Company since 1986 and was appointed Vice President in April of 1997. Currently, Mr. Parks oversees all operations in the Gulf Coast and the Northern Rockies Districts including drilling, completion, production, and pipeline construction. While with the Company, he has served as Mid-Continent District Manager, Operations Manager, D-J District Manager, and Field Superintendent. Prior to 1986, Mr. Parks was President and owner of Rainbow Exploration, Inc. He also worked for both Energy Minerals Corporation and Amoco Production Company. Mr. Parks is past President of the North Central Chapter of the Colorado Oil and Gas Association and has served as a Director of that organization.

     Janet W. Pasque has been an employee of the Company since l993 and has served as Corporate Land Manager since l994. She was appointed Vice
President -- Land in April l997. Prior to joining HSR, Ms. Pasque was a landman for Methane Resources Group and served as a consultant in the acquisition and divestiture of oil and gas properties. From l982 to l989, she was a landman for Union Pacific Resources Company responsible for land operations in the Rocky Mountains, Alaska and California. From l980 to l982, Ms. Pasque was a land representative for Texaco Inc. She earned her undergraduate degree from Colorado State University, and is a member of the American Association of Professional Landmen, Denver Association of Petroleum Landmen and the Louisiana Association of Petroleum Landmen.

     James M. Piccone has served as the Company's Vice President -- General Counsel and Secretary since he joined the Company in May 1995. Mr. Piccone manages all legal and corporate secretarial functions of the Company, and has responsibility over the environmental, health and safety and insurance procurement areas. From 1984 to May 1995, Mr. Piccone was a partner at the law firm of Davis, Graham & Stubbs where he served in various capacities including the head of the firm's Transactions Department, Practice Group Leader of the firm's Energy Group and member of the firm's Management Committee. From 1980 through 1983 he was an associate at the firm, and from 1978 to 1980 he was an associate at the law firm of Kutak, Rock & Huie. Mr. Piccone earned his law degree from the University of Colorado School of Law and his B.A. in Economics from the University of Colorado. He is a director of the Colorado Oil and Gas Association, and a member of the Rocky Mountain Mineral Law Foundation, the Independent Producers Association of Mountain States, the American Society of Corporate Secretaries, the American Corporate Counsel Association, and the American, Colorado and Denver Bar Associations.

     Wayne D. Williams has been an employee of the Company since May 1995. He has served in the capacity of Geophysical Manager since May 1996 and was appointed Vice President -- Geophysics in April 1997. His primary responsibility is the supervision and oversight of the geophysical effort for the Company. Prior to joining the Company, Mr. Williams was Geophysical Advisor for Union Pacific Resources, from 1977 to 1992, and held several management positions, including Seismic Data Processing Manager and Rocky Mountain Geophysical Manager. From 1972 to 1977, he was contracted to Mobil Oil Corp. as Data Processing Manager for the Prudhoe Bay, Beaufort Sea, and offshore California areas. Mr. Williams earned his undergraduate degree in Geology/Geophysics from Virginia Polytechnic Institute and State University. He is a member of the Society of Exploration Geophysicists and the American Association of Petroleum Geologists.

     Philip S. Winner serves as Vice President -- Northern Rockies District and is responsible for development and implementation of E&P growth strategies in that region. Prior to that he functioned as Director of Investor Relations for the Company, where he served as a primary investor contact. Mr. Winner has 19 years of energy industry experience in both geotechnical and financial positions. Prior to HS Resources, Mr. Winner worked for 11 years with Mobil Oil Corporation where, as Senior Staff Geologist, he was involved with both geological analysis and strategic planning of domestic exploration and development projects. He also worked as an energy research analyst for Hanifen, Imhoff, a Denver-based investment bank. Mr. Winner has earned two advanced degrees, an MBA (University of Denver) and an MS in Geology (University of Vermont), as well as a BS in Geology (Southern Oregon State College). He is a member of Beta Gamma Sigma's business honors society, the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, and the National Investor Relations Institute.

     There is no family relationship between any director or executive officer of HSR.

     (References to certain officers' tenure and periods of service include service with the Company's predecessor entities.)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our Common Stock, to file with the Securities and Exchange Commission and any exchange on which our stock is traded, reports of ownership and changes in ownership of our Common Stock.

     Based solely on our review of Forms 3, 4 and 5 received by us and written representations from certain officers and directors that no filings were required for them, we believe that, during 2000, all filings of our officers, directors and 10% stockholders complied with the requirements of Section 16 of the Securities Exchange Act, except that Janet Pasque and Dale Cantwell filed a Form 4 that failed to describe a transaction that was required to be reported on the form. In each case, the executive officer reasonably relied on another person assisting with such reports, and in each case, a corrected Form 4 was filed after the deadline for reporting the transaction.

BOARD MEETINGS AND COMMITTEES

     The Board held four meetings during 2000. All Board members attended all meetings of the Board and all meetings of committees, if any, on which they served. The Board also took action by unanimous written consent on five occasions.

     The Board has three standing committees, an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee recommends to the Board the hiring of an independent public auditing firm to review our books and records. In addition, the Audit Committee reviews the fees of and the services provided by the audit firm, including the scope of the audit coverage, and the auditor's independence from management. The Audit Committee confers with the independent auditors and reviews the results of their audit. The Audit Committee reviews our financial statements and related information, and monitors our internal accounting, auditing and financial reporting practices, procedures and controls as it deems appropriate. The Audit Committee provides assistance to the Board with respect to the corporate accounting and reporting practices, and reports to the Board on Audit Committee activities. During 2000, the Audit Committee consisted of Messrs. Reder, Savage, and Vanneman. The Company believes that each of the Audit Committee members is independent of the Company, as such independence is defined by The New York Stock Exchange's listing standards. The Audit Committee held five formal meetings in 2000, and conducted its formal review of year 2000 audit matters at a meeting with our auditors held in February 2001.

     The Compensation Committee has oversight responsibility for our significant compensation policies and practices, including the scope and design of our compensation and benefit plans. The Compensation Committee determines the nature and amount of compensation of our executive officers who also are directors, and approves compensation of the other executive officers based on recommendations of, and discussions with, management. The Compensation Committee also is responsible for administering certain employee benefit plans, including the 2000 Performance and Equity Incentive Plan. Members of the Compensation Committee are not eligible to participate in any of the plans or programs they administer. During 2000, the Compensation Committee consisted of Messrs. Reder, Savage, and Vanneman, who was appointed in February 2000. The Committee held three meetings in 2000, and took action by unanimous written consent on three occasions.

     The Nominating Committee, which consists entirely of non-employee directors, reviews the qualifications of candidates for director suggested by Board members and management considers the performance of incumbent directors in determining whether to nominate them for reelection and recommends to the Board a slate of nominees for election. This committee met for the first time on March 12, 2001. The members of the committee are: Messrs. Reder, Savage and Vanneman. The Nominating Committee generally does not consider individuals nominated by stockholders for election to the Board.

COMPENSATION OF BOARD MEMBERS

     During 2000, our non-employee directors were paid an annual retainer of $24,000 in monthly installments. They also were reimbursed for out-of-pocket expenses incurred in connection with service on the Board.

     In 1992, we implemented the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan"). Under the 1992 Directors' Plan each non-employee director receives an option to purchase 7,500 shares of our Common

Stock upon the commencement of his or her tenure on the Board. The option to purchase 1,500 shares is immediately exercisable. The remaining 6,000 shares vest over the next four years at a rate of 1,500 shares each year. In addition, under the 1992 Directors' Plan each director receives a fully exercisable annual option grant to purchase an additional 750 shares of HSR Common Stock. Options granted under the 1992 Directors' Plan generally have a term of 10 years; however, the term of any option granted under the 1992 Directors' Plan terminates (i) 30 days following the termination of the director's status as a director of HSR, or (ii) one year after the date of death or disability of the director while he is serving as a director. Options granted under the 1992 Directors' Plan may not be assigned.

     In April 2000, the Board terminated the 1993 Directors' Stock Option Plan.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth for the fiscal years of 1998, 1999 and 2000, the cash, bonus and other annual compensation received by our Chief Executive Officer and the other four most highly paid executive officers during the 2000 fiscal year (each, a "Named Executive Officer"). The Named Executive Officers received no long-term compensation awards in the form of SARs pursuant to any long-term incentive plan during fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION      LONG-TERM COMPENSATION AWARDS
                                        -------------------   ------------------------------------
                                                                             SECURITIES
                                                                             UNDERLYING               ALL OTHER
                                                              RESTRICTED      OPTIONS       LTIP     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)     STOCK          (#)(2)     PAYOUTS        (3)
---------------------------      ----   --------   --------   ----------     ----------   --------   ------------
Nicholas J. Sutton............   2000   $375,000   $461,825    $25,675(4)      50,000     $174,346(5)   $38,982
  Chairman of the Board          1999   $320,000   $250,000    $69,863(6)      60,000     $ 31,503(7)   $29,030
  and Chief Executive Officer    1998   $320,000   $135,000    $53,280(8)      50,000     $     --      $26,018
P. Michael Highum.............   2000   $375,000   $461,825    $25,675(4)      50,000     $174,346(5)   $41,254
  President                      1999   $320,000   $250,000    $69,863(6)      60,000     $ 31,503(7)   $32,912
                                 1998   $320,000   $135,000    $53,280(8)      50,000     $     --      $27,203
James E. Duffy................   2000   $260,000   $210,000    $62,212(4)      25,000     $128,013(5)   $14,400
  Chief Financial Officer        1999   $215,000   $125,000    $46,575(6)      26,500     $ 28,350(7)   $13,300
                                 1998   $215,000   $ 75,000    $29,304(8)      26,000     $     --      $13,300
James M. Piccone..............   2000   $240,000   $200,000    $57,275(4)      12,500     $ 85,951(5)   $15,481
  Vice President, General        1999   $215,000   $112,500    $46,575(6)      10,250     $ 20,790(7)   $13,958
  Counsel and Secretary          1998   $215,000   $ 70,000    $29,304(8)       7,500     $     --      $11,920
Tony W. Church................   2000   $185,000   $130,000    $26,465(4)      13,750     $ 45,353(5)   $12,440
  Vice President -- Exploration  1999   $144,500   $ 60,000    $23,288(7)      16,250     $ 13,986(7)   $10,180
                                 1998   $144,500   $ 37,500    $11,100(8)      10,750     $     --      $10,180

---------------

(1) The amounts shown were accrued during the year indicated and paid the following year.

(2) Does not include awards of options granted in January 2001, as follows:
    Nicholas J. Sutton, 32,250; P. Michael Highum, 32,250; James E. Duffy, 16,000; James M. Piccone, 3,500; and Tony W. Church, 6,650.

(3) Includes the auto lease and related expenses, payments for premiums on a group term life insurance policy, the amount of the Company's contribution pursuant to the Company's 401(k) and Profit Sharing Plan, and amounts paid for memberships as follows:

                                                AUTO LEASE
                                                AND RELATED     LIFE          401(K)
NAME                                     YEAR    EXPENSES     INSURANCE    CONTRIBUTION     MEMBERSHIPS
----                                     ----   -----------   ---------   ---------------   -----------
Nicholas J. Sutton.....................  2000     $26,442       $180          $10,500         $1,860
                                         1999     $16,990       $180          $10,000         $1,860
                                         1998     $13,978       $180          $10,000         $1,860
P. Michael Highum......................  2000     $26,741       $180          $10,500         $3,833
                                         1999     $17,332       $180          $10,000         $5,400
                                         1998     $15,163       $180          $10,000         $1,860
James E. Duffy.........................  2000     $ 3,720       $180          $10,500         $   --
                                         1999     $ 3,120       $180          $10,000         $   --
                                         1998     $ 3,120       $180          $10,000         $   --
James M. Piccone.......................  2000     $ 2,020       $180          $10,500         $2,781
                                         1999     $ 1,920       $180          $10,000         $1,858
                                         1998     $ 1,740       $180          $10,000         $   --
Tony W. Church.........................  2000     $ 1,760       $180          $10,500         $   --
                                         1999     $    --       $180          $10,000         $   --
                                         1998     $    --       $180          $10,000         $   --

(4) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of January 11, 2002, 2003, 2004 and 2005. No dividends are paid on this restricted stock. The value shown in the table is the value on the date of grant, January 11, 2001, utilizing the closing price per share on that day of $39.50. These grants are considered 2000 compensation.

(5) Value of performance shares vesting on February 24, 2000 ($14.63 per share).

(6) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of April 11, 2001, 2002, 2003 and 2004. No dividends are paid on this restricted stock. The value shown in the table above is the value on the date of grant, April 11, 2000, utilizing the price per share on that day of $18.63. The following table shows the value of these shares on December 29, 2000, utilizing the closing price per share on that day of $42.38.

                                                                                VALUE ON
                                                               NUMBER OF      DECEMBER 29,
NAME                                                        UNVESTED SHARES       2000
----                                                        ---------------   ------------
Nicholas J. Sutton........................................       3,750          $158,925
P. Michael Highum.........................................       3,750          $158,925
James E. Duffy............................................       2,500          $105,950
James M. Piccone..........................................       2,500          $105,950
Tony W. Church............................................       1,250          $ 52,975

(7) Value of performance shares vesting on January 2, 1999 ($7.56 per share).

(8) The Named Executive Officers were granted shares of restricted stock vesting one-fourth on each of April 9, 2000, 2001, 2002 and 2003. No dividends are paid on this restricted stock. The value shown in the table above is the value on date of grant, April 9, 1999, utilizing the price per share on that day of $8.88.

    The following table shows the value of these shares on December 29, 2000, utilizing the closing price per share on that day of $42.38.

                                                                                VALUE ON
                                                               NUMBER OF      DECEMBER 29,
NAME                                                        UNVESTED SHARES       2000
----                                                        ---------------   ------------
Nicholas J. Sutton........................................       4,500          $190,710
P. Michael Highum.........................................       4,500          $190,710
James E. Duffy............................................       2,475          $104,891
James M. Piccone..........................................       2,475          $104,891
Tony W. Church............................................         937          $ 39,710

                       OPTION GRANTS IN LAST FISCAL YEAR

     There was one grant of stock options to each of the Named Executive Officers in 2000. See "Report of the Compensation Committee -- Components of Executive Compensation -- Incentive Plans."

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                         NUMBER OF      % OF TOTAL OPTIONS                                        OF STOCK PRICE APPRECIATION
                        SECURITIES          GRANTED TO       EXERCISE                GRANT DATE         FOR OPTION TERM
                        UNDERLYING         EMPLOYEES IN       PRICE     EXPIRATION    PRESENT     ---------------------------
NAME                  OPTIONS GRANTED      FISCAL YEAR        ($/SH)       DATE       VALUE(1)         5%            10%
----                  ---------------   ------------------   --------   ----------   ----------   ------------   ------------
Nicholas J. Sutton...     50,000             12.6755          $18.63    4/11/2007     $477,255      $379,214       $883,730
P. Michael Highum....     50,000             12.6755          $18.63    4/11/2007     $477,255      $379,214       $883,730
James E. Duffy.......     25,000              6.3377          $18.63    4/11/2007     $238,628      $189,607       $441,865
James M. Piccone.....     12,500              3.1689          $18.63    4/11/2007     $119,314      $ 94,804       $220,933
Tony W. Church.......     13,750              3.4858          $18.63    4/11/2007     $131,245      $104,284       $243,026

---------------

(1) We calculated the grant date present value using the "Black Scholes" model, a widely accepted method of valuing options. This valuation model is hypothetical; the actual value, if any, depends on the excess of the market price of the shares over the exercise price on the date the option is exercised. If the market price does not increase above the exercise price, compensation to the grantee will be zero. The Black Scholes option pricing model is a mathematical formula used for estimating option values that incorporates various assumptions. The "Grant Date Present Value" set out in the above table is based on the following assumptions: (a) an average 4.18 year option term (the average number of potential years of vested life); (b) 57% expected future annual stock volatility for the options; (c) a risk-free rate of return of 6.3% for the options granted; and (d) no expected dividend yield. The above model does not include any reduction in value for non-transferability of the options.

     The following table provides information on the options exercised by the Named Executive Officers during 2000, the exercisability of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION AND WARRANT VALUES

                         NUMBER OF                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         ACQUIRED                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR END(1)
                            ON         VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     ---------   ----------   -----------   -------------   -----------   -------------
Nicholas J. Sutton.....   25,000     $  603,125     47,476          112,524     $1,444,416     $3,203,233
P. Michael Highum......   25,000     $  418,750     47,473          112,527     $1,444,217     $3,203,283
James E. Duffy.........   35,000     $1,238,125     66,125           51,375     $2,105,163     $1,448,063
James M. Piccone.......       --     $       --     38,188           22,062     $1,216,486     $  608,765
Tony W. Church.........   20,000     $  310,270     17,127           28,623     $  510,617     $  812,721

---------------

(1) Based on the fair market value of the Company's Common Stock at the close of business on December 29, 2000 ($42.38 per share) minus the exercise price of the options.

                          LONG-TERM INCENTIVE PLANS --
                           AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE AGGREGATE PAYOUTS
                                                                               UNDER NON-STOCK PRICE BASED PLANS
                                              PERFORMANCE OR      ------------------------------------------------------------
                                            OTHER PERIOD UNTIL     SATISFACTION OF      SATISFACTION OF      SATISFACTION OF
                                NUMBER OF      MATURATION OF         ONE MEASURE          TWO MEASURES        THREE MEASURES
NAME                            SHARES(1)         PAYOUT          (NUMBER OF SHARES)   (NUMBER OF SHARES)   (NUMBER OF SHARES)
----                            ---------   -------------------   ------------------   ------------------   ------------------
Nicholas J. Sutton............   20,000                                 5,000                10,000               20,000
P. Michael Highum.............   20,000     over four to                5,000                10,000               20,000
James E. Duffy................   15,000     nine years(2)               3,750                 7,500               15,000
James M. Piccone..............   12,500                                 3,125                 6,250               12,500
Tony W. Church................    5,000                                 1,250                 2,500                5,000

---------------

(1) Does not include awards of performance shares granted in January 2001, as follows: Nicholas J. Sutton, 12,000; P. Michael Highum, 12,000; James E. Duffy, 9,000; James M. Piccone, 7,500; and Tony W. Church, 3,000.

(2) These performance shares vest no earlier than ratably over a period of four years from date of grant and, until the end of the ninth year, each tranche subject to vesting will vest only upon the attainment as of the date of vesting of the value measures set forth below, as determined by the Compensation Committee:

          (i) At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

          (ii) At least a 15% annual rate of return on outstanding book capital and calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment and geological and geophysical costs) over the weighted average outstanding book capital measured on a fiscal year basis; and

          (iii) At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

     Any performance shares that have not vested as of the end of the ninth year will vest at that time subject only to the time-in-service requirement. The balancing of the above measures, and the determination of the period over which they are measured, is determined by the Compensation Committee of the Board.

     We have no defined benefit or actuarial plan under which benefits are determined by final compensation and years of service. We have not, during fiscal 2000 (or at any other time), adjusted or amended the exercise price of stock options previously awarded to any of the Named Executive Officers or any other person. We have not awarded any SARs.

                               PERFORMANCE GRAPH

     NOTE: The following graph is based solely on stock price performance on the dates shown, and is neither an indication of future performance nor necessarily representative of the average return to investors over time. Furthermore, the graph does not show our relative performance on the underlying determinants of stockholder value. We believe that we have demonstrated strong performance on financial and operational measures contributing to stockholder value. Stockholders should read our Annual Report to Stockholders, mailed to stockholders with this Proxy Statement, for complete information on our financial and operational performance.

     The Securities and Exchange Commission regulations require that the following line graph compares our cumulative total stockholder return with a performance indicator of the overall or broad stock market and a comparison to our peers. Our stock is listed on The New York Stock Exchange. Accordingly, we have chosen to use the S&P 500 as the broad stock market indicator of stocks traded on the same exchange. This comparison of cumulative total return assumes that $100 was invested in our Common Stock, peer group stock, or the index on December 31, 1995, and includes reinvestment of dividends.

     The peer group is made up of the companies for which public data is available and which comprise the John S. Herold, Inc. "Large Domestic E&P" peer group as published in "Herold's Comparative Appraisal Reports." John S. Herold, Inc. is an independent research firm specializing in oil and gas company research. The companies included in the Large Domestic E&P peer group are:
Anadarko Petroleum Corporation, Apache Corporation, Barrett Resources Corporation, Burlington Resources, Inc., Cabot Oil & Gas Corporation, Chesapeake Energy Corp., Cross Timbers Oil Company, Devon Energy Corporation, EOG Resources, HS Resources, Inc., Kerr-McGee Corp., Louis Dreyfus Natural Gas Corp., Mitchell Energy & Development Corp., Noble Affiliates Inc., Nuevo Energy Company, Occidental Petroleum Corporation, Ocean Energy, Inc., Pioneer Natural Resources Company, Plains Resources, Inc., Pogo Producing Co., Unocal Corporation, and Vintage Petroleum, Inc.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG HS RESOURCES, INC., THE S&P 500 INDEX AND
             THE JOHN S. HEROLD, INC. LARGE DOMESTIC E&P PEER GROUP

                              [PERFORMANCE CHART]

-------------------------------------------------------------------------------------------
                              12/95      12/96      12/97      12/98      12/99      12/00
-------------------------------------------------------------------------------------------
 HS Resources, Inc.          100.00     128.16     107.28      58.74     133.98     329.13
 S&P 500                     100.00     122.96     163.98     210.84     255.22     231.98
 John S. Herold, Inc.
  Large Domestic E&P Peer
  Group                      100.00     129.22     122.82      83.79     100.52     167.62

          COMPENSATION COMMITTEE; INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board is comprised entirely of non-employee directors. Mr. Michael J. Savage and Mr. Barry Reder were members of the Compensation Committee for the entire year. Mr. Robert G. Vanneman was appointed to the Compensation Committee in February 2000. The Compensation Committee is responsible for guiding and overseeing policies concerning compensation and employee benefit matters, determining the nature and amount of compensation for executive officers who also are directors, approving the compensation of other executive officers, and administering the Company's employee incentive compensation plans. None of the members of the Compensation Committee was in 2000 or has been in prior years an officer or employee of the Company or any of its subsidiaries. During 2000, these directors had no interlocking relationships as defined by the Securities and Exchange Commission.

                      REPORT OF THE COMPENSATION COMMITTEE

                                   BACKGROUND

     The report of the Compensation Committee describes the policies and rationale with respect to compensation paid to executive officers and other employees for the year ended December 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                           GENERAL APPROACH FOR 2000

     This year, our stockholders have enjoyed the combined benefits of strength in the industry and the exceptional performance of management over many years. By continuing to focus on fundamentals, we were able to realize maximum benefit from the improved oil and gas industry conditions. We ended the year once again achieving new highs in key measures described below. In addition, our stock price was up 146% for the year, once again outperforming most of our peers.

     In light of this performance, the Compensation Committee believed that financial rewards to management should be high in comparison to previous years. At the same time, we continue to recognize the cyclical nature of the oil and gas industry and desire to maintain flexibility over personnel costs. Therefore, in lieu of increasing base salaries for officers in 2001 we have awarded cash bonuses at a level that takes into account the absence of salary increases.

     Our compensation philosophy, the components of compensation, the performance of management in 2000, and CEO and President compensation are detailed below.

                            COMPENSATION PHILOSOPHY

     Our compensation policies are intended to align compensation with business strategy, to create value for the Company, and to support a performance-based culture throughout the organization. Consistent with the foregoing principles, our compensation policies with respect to executive compensation are to:

     - Tie total compensation to the Company's performance, particularly as compared to our peers and when viewed in light of available opportunities and resources. Total executive compensation should be directly linked to improvements in corporate performance and increases in the primary determinants of stockholder value;

     - Inspire executive officers to work together as a team to pursue the Company's goals;

     - Establish a general corporate atmosphere that promotes an entrepreneurial style of leadership;

     - Have a significant portion of the executive officers' total compensation "at risk" in the form of incentive compensation;

     - Recognize individual initiative and achievement;

     - Ensure compensation levels that are externally competitive and internally equitable;

     - Align the long-term interests of the executive officers with those of our stockholders through the use of stock options, restricted stock and performance-based awards;

     - Develop plans and attitudes intended to deliver regular and consistent improvements in operating and financial measures, mitigating to the extent reasonably possible the volatility historically associated with the oil and gas business; and

     - Provide a competitive total compensation package that enables us to attract and retain key executives who are capable of leading the Company in achieving our business objectives.

                      COMPONENTS OF EXECUTIVE COMPENSATION

     One of our highest priorities is to attract and retain the most skilled and experienced employees in key positions. Compensation is important in this regard, and the Company's incentive compensation plan is designed to allow us to be competitive in the market for key personnel while at the same time aligning the employee's interest with corporate value creation. The incentive compensation plan has a number of very important features that are discussed below. As in the past, we believe that the cash and other types of compensation of executive officers and other key employees, while being competitive with other companies, should also be fair within the Company and discriminating on the basis of personal performance.

     There are three major components of our executive compensation program: base salary, annual incentive bonus (which includes a component of restricted stock), and long-term incentives through stock options and performance shares. Executives, like all qualified employees, are eligible to participate in our 401(k) and Profit Sharing Plan as well as in certain other benefit plans, such as health and life insurance plans.

     Base Salary. We believe it is essential to pay a competitive salary in order to attract and retain qualified individuals and to support the continuity of management, consistent with the long-term nature of the oil and gas industry. In assessing the appropriate salary level to be paid an executive, we evaluate data as to wages paid by comparable companies to executives having substantially similar responsibilities and skill levels, and we establish a base salary range utilizing the comparative data. Because compensation survey data generally are imprecise as to responsibilities, and transparent as to talent and experience, we may adjust the range after subjectively considering the impact of these factors. We may also consider Company and industry performance, internal parity and disparities related to geographic location and living cost. Of critical importance to the setting of salary are the particular individual's skill level and performance and the value of his or her skills to the Company. These factors are subjective, and no predetermined weighting of factors is applied.

     Incentive Bonus. The purpose of the incentive bonus is to link annual executive compensation to overall Company and individual performance. If these are in line with the performance goals, the incentive bonus should increase the executive's total cash compensation to the upper end of the range of total cash compensation paid to executives in the survey groups described above. The individual's performance is evaluated relative to the prior year and to various objectives set forth in the annual business plan, such as production levels, cash flow targets and successful completion of major projects. These objectives are not specifically weighted in evaluating whether to award an annual incentive bonus to an executive officer because specific circumstances and the relative importance of any such objectives may change with time, and the relative responsibilities of each executive officer in the achievement of each objective may differ. This year, the incentive bonus awards reflect the overall superior performance of management, strong conditions in the industry and the fact that salaries for executives were not raised for 2001.

     Restricted Stock. For executives, managers and certain skilled professionals, a portion of the annual incentive bonus is awarded in the form of restricted stock instead of cash. The value of the restricted stock is determined by the fair market value of our Common Stock at the time of grant. Although the award of stock has a face value equal to the portion of cash bonus that it replaces, the employee is required to continue in our employ in order to retain the stock. The restricted stock vests over a four-year period. The restricted stock component of annual incentive bonuses is important because it encourages employees to remain with the Company and to continue to build stockholder value. Restricted stock awards made as part of 2000 annual bonus compensation to the executive group comprised from 15% to 25% of the total annual bonus amount awarded to the affected executives.

     Options. A component of long-term incentive compensation is the award of stock options. Options normally vest over a four-year period, and terminate in seven years. We granted awards of options this year on substantially the same basis as we have over the past four years.

     Performance Shares. Another component of long-term incentive compensation is the award of performance shares. These are stock awards made to those executives who are in a position to significantly enhance stockholder value. The awards are subject to achievement of specific performance goals that directly measure such value, and will normally vest over four years if these goals are achieved. Generally, the criteria require the achievement of no less than a 15% compounded annual growth in operating cash flow and net asset value on a per share basis, and an EBITDAX to Book Capital ratio of no less than 15%. The specific value measures are discussed in more detail elsewhere in this Proxy Statement. See "Long-Term Incentive Plans -- Awards in Last Fiscal Year." We determined that in 2000 all three value measures applicable to the awards made in prior years had been fully met, and therefore 100% of the performance shares which were subject to potential vesting this year have vested. As a result, one fourth of the performance shares awarded in 1998, 1999 and 2000 vested in year 2001. Additionally, as part of this year's incentive compensation package, we have awarded additional performance shares subject to similar conditions and vesting as the prior awards.

     401(k) and Profit Sharing Plan. The Company has a qualified defined contribution plan combining both a 401(k) plan and a profit sharing plan. All full-time employees are eligible to participate in the plan. Under the 401(k) plan, participants may make regular pretax contributions of up to 15% of their compensation but, under IRS rules, this pre-tax contribution may not exceed $10,500 for any participant. The Company may make matching contributions in an amount determined by the Compensation Committee, but it is not obligated to do so. All contributions to the 401(k) portion of the plan are vested. Contributions to the profit sharing portion of the plan are vested based on the employee's years of service. As a component of 2000 compensation, we decided to match 100% of each employee's pre-tax contributions to the 401(k) plan up to the point where such employee's contribution equals 10% of his or her compensation. This was funded by treasury shares of Company Common Stock valued on the date of contribution. We will make no contribution to the Profit Sharing Plan for 2000.

     Employee Stock Purchase Plan. In March 2001 the Board of Directors approved the establishment of an Employee Stock Purchase Plan consistent with
Section 423 of the Internal Revenue Code (the "Code"). All full-time employees will be eligible to participate in the plan. A proposal that the stockholders approve the plan is included in the Proxy Statement in which this Report of the Compensation Committee appears. See "Proposal No. 2 -- Approval of the Company's Employee Stock Purchase Plan."

                        MANAGEMENT'S PERFORMANCE IN 2000

     We want to take special note of management's excellent performance in 2000. Because of these achievements, the Company is stronger, more profitable and better strategically-situated than at any time in its history. Some of the most important achievements of 2000 were:

     - 13% growth in production;

     - $57 million of debt reduction;

     - 37% return on beginning-of-the-year equity;

     - Increased average Wattenberg Gathering System throughput from 180 MMcf per day to 220 MMcf per day;

     - Purchased field service-related assets (five workover rigs and five water trucks) and established the associated field service organization;

     - Continued the aggressive D-J Basin exploitation program, exhibiting innovation and creativity while posting excellent financial results;

     - Increased Gulf Coast district production by nearly 100% and achieved excellent drilling success rates and finding costs; and

     - Achieved all three financial performance measures underlying the performance shares.

                    COMPENSATION AWARDS TO CEO AND PRESIDENT

     The compensation of our Chief Executive Officer, Mr. Sutton, is determined in the same manner as the compensation for our other executive officers as described above. As a result, the compensation of the Chief Executive Officer is largely dependent upon our overall performance as well as the compensation being paid by other oil and gas companies to their chief executive officers. The compensation of Mr. Highum, our President, a Director and co-founder with Mr. Sutton, is determined in the same manner as, and is generally equivalent to, the compensation of Mr. Sutton.

     Based on the reasoning discussed above, the Compensation Committee made no increases to Mr. Sutton's and Mr. Highum's base salary for calendar year 2001. The Compensation Committee awarded to each of them a cash bonus of $461,825 and 650 shares of restricted stock vesting over four years, options to purchase 32,250 shares of Common Stock at an exercise price equal to the fair market value on the date of grant, and 12,000 performance shares, vesting over four years upon the attainment of performance goals as described elsewhere in this Proxy Statement. See "Long-Term Incentive Plans -- Awards in Last Fiscal Year." As a result of these awards, the incentive compensation to Messrs. Sutton and Highum is substantially contingent in nature and tied to the stockholders' interests, requiring both an enhancement of per share value and continued service to the Company.

                                            THE COMPENSATION COMMITTEE

                                            Michael J. Savage
                                            Barry Reder
                                            Robert G. Vanneman

                                AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

     The report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2000. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

     The Audit Committee is comprised of Robert G. Vanneman, Chairman; Michael
J. Savage; and Barry Reder. The primary responsibility of the Audit Committee is to assist the Board of Directors in overseeing management and the independent auditors in fulfilling their responsibilities in the financial reporting process of the Company. The Audit Committee operates under a written charter adopted and approved by the Board of Directors on May 16, 2000, attached as Exhibit A to this Proxy Statement. The Audit Committee and the Board of Directors has also reviewed and reapproved the Charter for 2001. During the fiscal year 2000, the Audit Committee held five meetings.

     Management is responsible for our Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Our independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence. The Audit Committee has considered whether the provision of services described in "All Other Fees" below is compatible with maintaining the independent auditors' independence and determined that it is.

     Based upon the Audit Committee's discussion with management and the independent auditors, the Audit Committee's review of the representation of management, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            THE AUDIT COMMITTEE

                                            Robert G. Vanneman, Chairman
                                            Barry Reder
                                            Michael J. Savage

COMMITTEE INDEPENDENCE AND CHARTER

     The Company believes that the members of the Audit Committee are independent of the Company, as such independence is defined by The New York Stock Exchange's listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A.

AUDIT FEES

     For the year ended December 31, 2000, the Company incurred an aggregate of $115,000 in fees for professional services rendered by its independent auditors for the audit of its annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q. None of the hours expended on our independent auditors' engagement to audit the Company's financial statements for the fiscal year ended December 31, 2000 were attributed to work performed by persons other than our independent auditors' full-time permanent employees.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEE

     For the year ended December 31, 2000, the Company incurred no fees from its independent auditors relating to financial information systems design and implementation.

ALL OTHER FEES

     For the year ended December 31, 2000, the Company incurred $103,550 in fees for professional services rendered by its independent auditors other than the fees addressed in the preceding two paragraphs (consisting of tax compliance services and consulting of $76,550, and auditing of the Company's benefit plans of $27,000).

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

KEY EMPLOYEE SEVERANCE AGREEMENTS

     We have entered into key employee severance agreements with the Named Executive Officers and other officers and key managers providing for severance upon termination following a change in control. The severance payment is 2.99 times annual salary and bonus for Messrs. Sutton, Highum, Duffy and Piccone and one other executive, two times annual salary and bonus for other executives, and one times annual salary and bonus for certain key managers. Other than these severance agreements, we have no employment agreements with the Named Executive Officers.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and officers, including the Named Executive Officers. Those agreements require us to indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law and to advance expenses in connection with certain claims against directors and officers. We expect to enter into similar agreements with persons selected to be directors and officers in the future.

INDEBTEDNESS OF MANAGEMENT

     In June 1998, the Compensation Committee, which administers the Company's 1987 Stock Incentive Plan, accepted full recourse promissory notes from four executive officers for the payment of the exercise price for certain options under the 1987 Plan exercised at that time, less the par value of the shares, which was paid in cash. The notes bore interest at the annual rate of prime plus 0.25% and matured and were paid in full before or in June 2000. One of the notes was paid prior to year 2000. The highest amount outstanding at any time during 2000 on the three notes that were outstanding during the year was as follows:

                                                    HIGHEST BALANCE UNDER
NAME                                                  THE NOTE IN 2000
----                                                ---------------------
P. Michael Highum.................................        $877,184
Theodore Gazulis..................................        $455,677
Annette Montoya...................................        $291,016

     In March 1999, the Compensation Committee, which administers the Company's 1999 Non-Compensatory Stock Purchase Plan (the "1999 Plan"), permitted Mr. Sutton and Mr. Duffy to purchase shares of stock pursuant to that plan on a partially financed basis. The 1999 Plan is designed to facilitate the purchase of Company stock by executive officers, but is not intended to be compensatory and requires the purchasing officer to pay fair market value for and assume the full risk with respect to the value of any shares acquired under the 1999 Plan. The terms of the financing required the purchasing officer to pay 15% of the purchase price for the stock in cash, and the remainder in the form of a full recourse promissory note maturing in two years from the date of issuance, March 4, 1999. The highest amount outstanding on this indebtedness at any time during 2000 was $643,113 for Mr. Sutton and $328,670 for Mr. Duffy. The notes bore interest at the annual rate of 8.5% and were paid in full in February 2001.

     In December 2000, the Compensation Committee, which administers the Company's 1987 Stock Incentive Plan, permitted Messrs. Sutton, Highum, Duffy and Gazulis to exercise options on a financed basis in the form of a full recourse promissory note maturing twelve months from the date of issuance, or

December 31, 2001. These notes bear interest at the annual rate of 9.5%. Mr. Gazulis has paid his note in full. The highest amount outstanding during 2000 on these notes was as follows:

                                                    HIGHEST BALANCE UNDER
NAME                                                  THE NOTE IN 2000
----                                                ---------------------
Nicholas J. Sutton................................        $506,907
P. Michael Highum.................................        $508,747
James E. Duffy....................................        $315,409
Theodore Gazulis..................................        $274,085

FUTURE TRANSACTIONS

     Any future transactions (including loans) between HSR and an officer, director, principal stockholder or affiliate of the Company will be approved by a majority of the directors disinterested in such transactions and by a majority of the independent outside directors, each of which shall have determined that the transaction is fair to us and our stockholders and that the terms of such transaction are no less favorable to us than could be obtained from unaffiliated parties.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 26, 2001, by (i) each person who is known by us to own beneficially 5% or more of the Common Stock, (ii) each director of HSR, (iii) each Named Executive Officer, and (iv) all directors and officers as a group. Unless otherwise indicated, all persons listed below have sole voting power and investment power with respect to such shares.

                       AMOUNT OF BENEFICIAL OWNERSHIP(1)

NAME AND ADDRESS OF BENEFICIAL OWNER                          NUMBER OF SHARES   PERCENT OF CLASS
------------------------------------                          ----------------   ----------------
T. Rowe Price Associates, Inc. and(2)(3)....................     1,606,000            8.9183%
  T. Rowe Price Small Cap Value Fund, Inc.
  100 E. Pratt Street
State Street Research & Management Company(3)...............     1,082,700            6.0124%
  One Financial Center, 30th Floor
  Boston, MA 02111-2690
Wellington Management Company, LLP(3).......................     1,012,500            5.6225%
  75 State Street
  Boston, MA 02109
Neuberger Berman, LLC(3)....................................       908,850            5.0470%
  Neuberger Berman, Inc.
  605 Third Avenue
  New York, NY 10158-3698
Nicholas J. Sutton(4).......................................       816,379            4.5335%
P. Michael Highum(5)........................................       527,716            2.9305%
James E. Duffy(6)...........................................       241,086            1.3388%
Barry Reder(7)..............................................        30,385                 *
Michael J. Savage(8)........................................        11,250                 *
Robert G. Vanneman(9).......................................         5,980                 *
James M. Piccone(10)........................................        47,111                 *
Tony W. Church(11)..........................................        39,872                 *
All directors as a group (6 persons)(12)....................     1,632,796            9.0671%
All directors and executive officers as a group (15
  persons)(13)..............................................     1,959,742           10.8827%

---------------

  *  Less than one percent of stock.

 (1) Assumes exercise of all options and warrants exercisable within 60 days of March 26, 2001, for the purchase of Common Stock with respect to such owners.

 (2) These securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 775,000 shares, representing 4.3037% of the shares outstanding as of March 26, 2001), of which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (3) This information is based solely on information contained in a Form 13D or 13G filed by the stockholder with the Securities and Exchange Commission and delivered to the Company.

 (4) Includes 80,000 shares purchasable within 60 days after March 26, 2001, upon the exercise of stock options granted under the HS Resources, Inc. 1997 Performance and Equity Incentive Plan (the "1997 Plan"). Includes 12,249 shares held by trusts for the benefit of children of Mr. Sutton of which a third party is trustee and of which Mr. Sutton disclaims beneficial ownership.

 (5) Includes 80,000 shares purchasable within 60 days after March 26, 2001, upon the exercise of stock options under the 1997 Plan. Also includes 3,200 shares held by his wife and 13,600 shares held in trust for his children.

 (6) Includes 40,000 shares purchasable within 60 days after March 26, 2001, under the HS Resources, Inc. 1987 Stock Incentive Plan (the "1987 Plan"), and 39,000 shares purchasable within 60 days after March 26, 2001, under the 1997 Plan upon the exercise of stock options granted under the Plans.

 (7) Includes 3,750 shares purchasable within 60 days after March 26, 2001, upon the exercise of stock options granted under the 1992 Directors' Plan.

 (8) Includes 11,250 shares purchasable within 60 days after March 26, 2001, upon the exercise of stock options granted under the 1992 Directors' Plan.

 (9) Includes 3,750 shares purchasable within 60 days after March 26, 2001, upon the exercise of stock options granted under the 1992 Directors' Plan.

(10) Includes 7,067 shares purchasable within 60 days after March 26, 2001, under the 1987 Plan, and 13,876 shares purchasable within 60 days after March 26, 2001, under the 1997 Plan upon the exercise of stock options granted under the Plans.

(11) Includes 5,000 shares purchasable within 60 days after March 26, 2001, under the 1987 Plan, and 19,628 shares purchasable within 60 days after March 26, 2001, under the 1997 Plan, upon the exercise of stock options granted under the Plans.

(12) Includes Footnotes 4, 5, 6, 7, 8 and 9.

(13) Includes Footnotes 4, 5, 6, 7, 8, 9, 10, and 11.

                                 PROPOSAL NO. 2

                           APPROVAL OF THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE PLAN.

     The Board of Directors of the Company has adopted, and submits for stockholder approval, the HS Resources, Inc. Employee Stock Purchase Plan (the "Plan"). Proxies will be voted in favor of the proposal unless stockholders specify otherwise in their proxies. A majority of shares represented in person or by proxy that are entitled to be voted at the Annual Meeting is required for adoption of this proposal. Proxies marked "abstain" will be counted as voting in respect of the matter and will have the same effect as a no vote. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted either way for purposes of determining the vote. A copy of the Employee Stock Purchase Plan is attached as Exhibit B to this Proxy Statement. The summary of the Plan that appears below is qualified by reference to the full text of the Plan.

     The implementation of a qualified employee stock purchase plan for the employees of the Company provides two distinct benefits. First, the Plan enables employees to purchase stock of the Company, and thereby aligns the interests of the employees with those of the stockholders. Second, it provides a unique mechanism for financial planning and investment for the employees.

     The Board of Directors unanimously recommends that stockholders vote "FOR" the proposal to adopt the HS Resources, Inc. Employee Stock Purchase Plan.

ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors, which will have authority to interpret the Plan.

SHARES SUBJECT TO PLAN

     Shares subject to the Plan may either be authorized but unissued shares or shares that we once issued and subsequently reacquired. Under the Plan, 400,000 shares of Common Stock will be available for grants.

TERM OF THE PLAN

     The Plan will continue indefinitely unless it is terminated by the Company's Board of Directors.

ELIGIBILITY

     Each of our employees is eligible to participate in the Plan, provided (a) the employee is regularly scheduled to work at least 20 hours each week and more than five months in the calendar year and (b) immediately after the grant of a right to purchase Common Stock under the Plan the employee would own capital stock or options to purchase capital stock representing less than five percent of the total combined voting power or value of all classes of our stock. As of March 26, 2001, there were approximately 373 employees eligible to participate in the Plan.

     An eligible employee may elect to become a participant in the Plan by filing an election form authorizing specified regular payroll deductions over the next offering period. Unless an employee files a new election form or withdraws from the Plan, the election form continues during the offering period to which the election applies as long as the Plan remains in effect. An employee may authorize payroll deductions in an amount of not less than 1% but not more than 15% of his or her base salary. Deductions may be increased or decreased during a purchase period, and a participant may withdraw in full from the Plan at any time.

TERMS AND CONDITIONS OF PARTICIPATION

     Participant Accounts. The Compensation Committee will establish a bookkeeping account for each participant and credit such participant's payroll deductions to his or her account. Any funds actually held in accounts will remain part of our general assets, and we may use those assets for any corporate purpose. No interest will accrue or be paid on any payroll deductions contributed to the Plan or be credited to the account of any participant.

     Offering Periods. Each offering period will be a period of approximately 24 months.

     Purchase Periods. Purchase periods are the periods of time within an offering period during which payroll deductions are accumulated and at the end of which the right to purchase is exercised. The Plan contemplates that these periods will be approximately six months long; however, this can be changed.

     Grant of Options. On the first business day of each offering period, we will grant to each participant in the Plan an option to purchase on the last day of each purchase period a number of shares equal to the participant's authorized payroll deductions divided by the purchase price. The purchase price for each purchase will be the lesser of (a) 85% of the fair market value of our Common Stock on the first trading day of the offering period or (b) 85% of the fair market value of our Common Stock on the last trading day of the purchase period. The participant will be entitled to exercise the option to the extent that the participant's accumulated payroll deductions on the last day of the purchase period are sufficient to do so. If the participant's accumulated payroll deductions would enable the participant to purchase more than the number of shares granted, the excess of the amount of the accumulated payroll deductions will be refunded to the participant, without interest.

     Exercise of Options. Each eligible employee who continues to be a participant in the Plan on the last trading day of a purchase period will be deemed to have exercised his or her option on that date for the number of full shares of Common Stock as his or her accumulated payroll deductions on that date will pay for at the purchase price, subject to the limitations discussed below under "Special Limitations." Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a purchase period (other than amounts refunded to the employee as described above) will be carried forward to the succeeding purchase period.

     Special Limitations. No option will be granted to a participant if the option, when combined with all other options granted under Internal Revenue Code ("Code") Section 423 employee stock purchase plans, would permit the participant to purchase shares of Common Stock having a fair market value in excess of $25,000 per year.

     Withdrawals. An employee may withdraw from the Plan at any time prior to the last business day of each purchase period by giving a withdrawal notice, in which event we will refund the entire balance of the employee's deductions not previously used to purchase stock under the Plan. A participant who elects to withdraw from the Plan may not participate again until the beginning of the next offering period.

     Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the fair market value of our common stock on any exercise date in an offering period is lower than the fair market value of our common stock on the first day of the offering period, then all participants in the offering period will automatically be withdrawn from the offering period and re-enrolled in the immediately following offering period unless written notice is provided to us electing to continue in the current offering period.

     Adjustments. If the shares of our Common Stock are subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like, shares of our Common Stock are exchanged for any other of our securities, each participant will be entitled to purchase such number of shares of Common Stock or amount of other securities as were exchangeable for the number of shares of Common Stock the participant would otherwise have been entitled to purchase, and appropriate adjustments will be made in the purchase price per share to reflect the subdivision, combination or exchange. In any of the above events, appropriate adjustments will also be made to the number of shares available for purchase under the Plan and the other limitations of the Plan as appropriate. In the event of an acquisition of all or substantially all of our stock or assets, the Board of Directors will either (a) make appropriate provision for the continuation of options outstanding under the Plan by arranging for the substitution of consideration upon exercise, or (b) if the acquirer refuses to assume or substitute outstanding options, make arrangements to accelerate the exercise of outstanding options to a date prior to the date all or substantially all of our assets or stock is acquired.

     Restrictions on Transfer. An employee's rights under the Plan may not be transferred other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

     Termination of Employee's Rights. An employee's rights under the Plan will terminate when he or she ceases to be an employee for any reason other than death or disability. If an employee is on a leave of absence from work during the last three months of any purchase period, he or she will be deemed to be a participant in the Plan on the last day of that purchase period. A withdrawal notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase shares will be refunded. In the event of death or disability while employed by the Company, a participant will be deemed to have elected to withdraw from the Plan three months following the participant's death or disability.

TERMINATION AND AMENDMENT

     The Plan may be terminated at any time by the Board of Directors, but termination will not affect options then outstanding. If at any time shares of stock reserved for the Plan remain available for purchase but not in sufficient number to satisfy all unfilled purchase requirements, the available shares will be apportioned among participants in proportion to their options. Upon termination, all payroll deductions not used to purchase stock will be refunded. The Board of Directors may from time to time amend the Plan, provided that, without stockholders' approval, no amendment may (a) increase the number of shares that may be issued, (b) change the class of employee eligible to receive options under the Plan, or (c) adversely affect the right of any participant with respect to any option previously granted.

FEDERAL INCOME TAX EFFECTS

     The Plan is intended to qualify for the favorable federal income tax consequences of Code Section 423. Neither the grant nor the exercise of options granted under the Plan will have a tax impact on the participant or the Company. A participant receives a tax basis in the purchased stock equal to his or her own contributions. If a participant disposes of the stock acquired upon the exercise of his or her options more than two years from the date of grant and one year from the date of exercise (the "Required Holding Period"), then the participant will recognize as ordinary income the amount by which the lesser of
(a) the fair market value of the stock at the time of disposition or (b) the fair market value of the stock at the date of grant (i.e., at the beginning of the offering period) exceeds the participant's tax basis in such stock. Any gain in addition to this amount will be treated as a capital gain. If a participant holds stock at the time of his or her death, the Required Holding Period will automatically be deemed to have been satisfied and ordinary income must be realized by the participant's estate in the amount by which the lesser of (a) the fair market value of the stock at the time of death or (b) the fair market value of the stock at the date of grant (i.e., at the beginning of the offering period) exceeds the participant's tax basis in such stock. We will not be entitled to a deduction under Code Section 162 if the holding period requirements are satisfied.

     If a participant disposes of stock before the Required Holding Period, then the participant must recognize as ordinary income the excess of the fair market value of the stock on the date of exercise of the option over the participant's tax basis in such stock. Any additional gain will be treated as long-term or short-term capital gain or loss, as the case may be. We will be allowed a deduction equal to the amount of ordinary income recognized by the participant (subject to the provisions of Code Section 162(m)).

     At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for our federal, state or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the stock. At any time, we may, but will not be obligated to, withhold from the participant's compensation the amount necessary for us to meet applicable withholding obligations, including any withholding required to make available to us any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the participant.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     Participating in the Plan is entirely voluntary. Therefore, it is not possible at this time to determine, with respect to our executive officers or employees, the benefits or amounts that will be received by such persons under the Plan. Directors who are not employees are not entitled to participate in the Plan.

                                 PROPOSAL NO. 3

                           AMENDMENT TO THE COMPANY'S
                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 2000 PLAN.

     The Board of Directors of the Company has adopted, and submits for stockholder approval, amendments of the HS Resources, Inc. 2000 Performance and Equity Incentive Plan (the "2000 Plan"). Proxies will be voted in favor of the proposal unless stockholders specify otherwise in their proxies. A majority of shares represented in person or by proxy that are entitled to be voted at the Annual Meeting is required for adoption of this proposal. Proxies marked "abstain" will be counted as voting in respect of the matter and will have the same effect as voting no. Broker non-votes will be counted for purposes of establishing a quorum, but will not be counted either way for purposes of determining the vote. A copy of the Amended and Restated 2000 Performance and Equity Incentive Plan showing the proposed amendments in bold is attached as Exhibit C to this Proxy Statement. A summary of the amendments to the 2000 Plan that appears below is qualified by reference to the full text of the 2000 Plan, as amended.

     In 2000, the Company adopted the 2000 Plan in order to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities and performance based incentives to better align the interests of key employees with those of stockholders. The Company's incentive compensation plan is designed to enable the Company to better compete for and retain this expertise and to better utilize that expertise to enhance stockholder value. The Company provides equity-based incentives to a broad spectrum of its professional and technical employees as well as to its executives. The amendments being proposed are designed to authorize sufficient shares and make certain other adjustments necessary to keep the Plan functioning in future years.

     Each of the amendments is discussed below.

AMENDMENTS TO THE 2000 PLAN

     Limit on Individual's Benefits. Section 4.3 of the 2000 Plan places a limit on the value of performance shares, restricted stock or other stock-based awards other than options that may be granted to any participant in a fiscal year at $500,000. This limit exists primarily to satisfy Section 162(m) of the Internal Revenue Code. That Code provision requires that an equity plan contain certain provisions that are approved by stockholders in order to exempt the compensation received under the plan from unfavorable treatment under Section 162(m). No particular dollar limit is required to be included in the plan, but the plan must contain a limit that has been stockholder approved. The combined value of restricted stock and performance share awards to our most senior executives may in the future exceed $500,000; therefore, the Company recommends that the limit be increased to $1,000,000.

     Shares Authorized under the 2000 Plan. The amendments to the 2000 Plan would increase the number of shares of Common Stock authorized for issuance under the 2000 Plan from 1,250,000 to 2,190,000. This increase is desired in order to provide that an adequate number of shares is available for benefits in future years. To date, the Company has awarded a total of 603,103 equity-based benefits under the 2000 Plan that remain outstanding, comprised of 418,967 options, 23,636 shares of restricted stock and 160,500 performance shares. After giving effect to 3,989 cancellations, 650,886 shares remain available under the plan, of which 76,489 may be restricted stock and 139,500 may be performance shares. If Proposal No. 3 is adopted, there will be 1,590,886 shares available under the 2000 Plan, of which 152,585 may be restricted stock and 519,000 may be performance shares.

     There remain 4,026 shares available for grant under our 1997 Performance and Equity Incentive Plan, of which none may be restricted stock and 4,026 may be performance shares. There also remain 37,500 shares under our 1992 Directors' Stock Option Plan, which only covers options. There are no other plans under which equity awards may be granted, although there remain some outstanding awards under prior plans.

     In the aggregate, the outstanding awards under all plans are as follows:
There are 1,404,165 options outstanding (340,579 of which are exercisable) with an average weighted exercise price of $17.56, and a weighted average term to expiration of 5.6 years. There are 67,605 shares of restricted stock outstanding with an average number of years to vesting of 1.8 years. There are 224,182 performance shares outstanding with an average number of years to vesting of
1.35 years assuming attainment of all performance goals in all applicable years. Restricted stock and performance shares have an exercise price of zero.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     If you have a proposal that you would like to present at next year's Annual Meeting please submit the proposal in writing to us before December 18, 2001. Proposals submitted by that date will be reviewed in accordance with the Rules and Regulations of the Securities and Exchange Commission for possible inclusion in next year's proxy statement for action at next year's annual meeting.

                              INDEPENDENT AUDITORS

     The Audit Committee has recommended to the Board the continuation of the engagement of Arthur Andersen LLP as the independent public auditing firm to audit the Company for the year ending December 31, 2001. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if he decides to do so. Such representative will also be available to respond to appropriate questions from stockholders at the Annual Meeting.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, if you return the enclosed proxy card, or vote by telephone or internet, your vote will be voted as the Board may recommend.

                                   FORM 10-K

     Our Annual Report on Form 10-K is included in the Annual Report to Stockholders mailed with this Proxy Statement. You may also obtain a copy of the Company's Annual Report on Form 10-K by writing to us at Investor Relations, HS Resources, Inc., One Maritime Plaza, Fifteenth Floor, San Francisco, California 94111. The Annual Report on Form 10-K was filed with the SEC on March 2, 2001.

     By signing and returning the enclosed Proxy or by voting by telephone or the internet, you will be assured of representation at the Annual Meeting in connection with approval of the matters discussed at the Meeting. You should review, complete, execute, date and return the enclosed Proxy to the Company in the envelope provided, or vote by telephone or the internet, as promptly as possible. The Board appreciates your cooperation.

Dated: April 10, 2001.

                                                                       EXHIBIT A

                               HS RESOURCES, INC.

                               BOARD OF DIRECTORS
                            AUDIT COMMITTEE CHARTER

                           ADOPTED AS OF MAY 16, 2000

     The Board of Directors of HS Resources, Inc. (the "Company") has established an Audit Committee of independent Directors appointed by the Board. The Audit Committee shall be governed by this Charter.

I. PURPOSES

     The purposes of the Audit Committee are to (i) assist the Board of Directors in fulfilling its fiduciary responsibilities regarding the accounting policies, reporting practices and internal controls of the Company and its subsidiaries and the adequacy of external auditing; (ii) act as the Board of Directors' principal agent in ensuring the independence of the Company's independent auditors, the integrity of management, and the adequacy of financial disclosures to stockholders; and (iii) function as the focal point for communications between the Board of Directors and both the independent auditors and Company management regarding matters relating to financial accounting, reporting, and internal control.

II. COMPOSITION; EXPERTISE

     The following requirements and qualifications shall apply to membership on the Audit Committee. The satisfaction of these requirements and qualifications shall be determined by the Board of Directors in its business judgment:

          a. The Audit Committee shall consist of at least three Directors, all of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Independence shall be determined in accordance with Sections
     303.01(B)(2)(a) and (3) of the New York Stock Exchange's ("NYSE") Listing Standards.

          b. Each member of the Audit Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

          c. At least one member of the Audit Committee must have accounting or related financial management expertise.

III. AUTHORITY

     The Audit Committee is hereby granted the authority by the Board of Directors to (i) achieve the purposes and perform the responsibilities enumerated in this Charter; and (ii) investigate any activity of the Company and its subsidiaries related to the purposes of the Audit Committee. The Audit Committee will be provided adequate resources to discharge its responsibilities. The Audit Committee shall have unrestricted access to all information and all employees are hereby directed to cooperate as requested by members of the Audit Committee. The Audit Committee is empowered to retain on behalf of the Company persons who have special competencies as necessary to assist the Audit Committee in fulfilling its responsibility.

IV. RESPONSIBILITIES

     The Audit Committee shall take such action as is necessary to achieve the purposes of the Audit Committee as stated above. Specifically, and without limiting the foregoing, the Audit Committee shall perform the following:

          a. Communicate to the independent auditors that they are ultimately accountable to the Audit Committee and the Board of Directors.

          b. Select, evaluate and, where appropriate, replace the independent auditors, subject to the ultimate authority of the Board of Directors.

          c. Ensure that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company. The Audit Committee shall evaluate any disclosed relationships or services that may impact the objectivity and independence of the outside auditors and shall recommend to the Board of Directors any action that the Audit Committee deems appropriate in response to the independent auditors' report to satisfy the Audit Committee of the independent auditors' independence.

          d. Review prior to the annual audit the scope of the independent auditors' audit examination, including their proposed fees with appropriate comparison and survey data. Such fees are to be arranged by management and summarized for Audit Committee review.

          e. Review and discuss the audited financial statements of the Company with the independent auditors and with management, including the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. Based on this review, the Audit Committee shall advise the Board of Directors whether the audited financial statements should be included in the Company's annual report on Form 10-K and the annual report to stockholders or whether other action is required.

          f. Review with the independent auditors and management the Company's policies and procedures relative to the adequacy of internal accounting and financial reporting controls.

          g. Review with management the accounting and reporting principles and practices applied by the Company.

          h. Prior to the release of quarterly earnings, discuss with management and the independent auditors the results for the quarter and the auditors' review thereof.

          i. Review and reassess the adequacy of this Charter on an annual basis.

          j. When appropriate, apprise the Board of Directors of significant developments in the course of performing the above duties.

V. MEETINGS

     The Audit Committee shall meet as many times as the Audit Committee believes necessary or appropriate to fulfill its responsibilities. Meetings shall be held upon reasonable notice by any member of the Audit Committee. The Audit Committee may meet by telephone conference call provided each member attending by telephone is able to hear and be heard by all other members in attendance.

VI. PROCEDURE

     A majority of the members of the Audit Committee including the Chairman of the Audit Committee shall constitute a quorum for the conduct of business. Every act or decision done or made by the majority of the members of the Audit Committee present at a meeting duly held at which a quorum is present shall be regarded as the act of the Audit Committee. Other procedures generally applicable to the Board of Directors under the Company's Bylaws and Delaware law, as reasonably interpreted by the Chairman of the Audit Committee, shall apply to the Audit Committee.

VII. MINUTES

     Minutes of each meeting are to be prepared and sent to Committee members and the Directors who are not members of the Audit Committee.

                                                                       EXHIBIT B

                               HS RESOURCES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Common Stock" shall mean the Common Stock of the Company.

     (d) "Company" shall mean HS Resources, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

     (e) "Compensation" shall mean all base salary and regular wages, but excluding any payments for overtime, any cash bonuses, and other forms of incentive compensation, incentive payments, stock options, perquisites or other compensation.

     (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (g) "Employee" shall mean any individual who is an employee of the Company (for tax purposes) whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds three months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following three months after the commencement of such leave.

     (h) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

     (i) "Exercise Date" shall mean the last Trading Day of each Purchase
Period.

     (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market Trading Day on the date of such determination (or, if such date is not a Trading Day, for the immediately preceding Trading Day), or;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

     (k) "Offering Periods" shall mean the periods of approximately twenty-four
(24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

     (l) "Plan" shall mean this Employee Stock Purchase Plan.

     (m) "Purchase Period" shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

     (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

     (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     (q) "Trading Day" shall mean a day on which The New York Stock Exchange is open for trading.

     3. Eligibility.

     (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

     (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan

          (i) To the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

          (ii) To the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing approximately every six months with the first such Offering Period commencing on or around the first Trading Day following July 31, 2001, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Should the Board change the duration of Offering Periods, such new Offering Period shall not exceed twenty-seven (27) months from the first Trading Day of the new Offering Period.

     5. Participation.

     (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to be provided by the Company and filing it with the Company's payroll office prior to the applicable Enrollment Date.

     (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6. Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on each pay day during the Offering Period.

     (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may make additional payments into such account only with the consent of the Company.

     (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

     (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation or withhold sufficient shares to equal the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 13, 19 and 20 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8. Exercise of Option.

     (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option.

     10. Withdrawal.

     (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers the Company a new subscription agreement.

     (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason other than death or disability, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Purchase Period but not yet used to exercise the option shall be returned to such participant and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice. Upon a participant's ceasing to be an Employee on account of his or her death or disability, such participant shall be deemed to have elected to withdraw from the Plan on the day following three months from the date of the participant's death or disability.

     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     13. Stock.

     (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be 400,000 shares.

     (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14. Administration. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

     15. Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's withdrawal from the Plan resulting from the participant's death prior to exercise of the option in accordance with
Section 11. Any such beneficiary designation shall be evidenced by a written document filed with the Company, signed by the participant and bearing the signature of at least one person as witness to the participant's signature. If a participant is married and the designated beneficiary is not the spouse, written spousal consent acknowledging the effect of the designation, and witnessed by a Plan representative or notary public shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     18. Reports. Individual account records shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods in progress shall be shortened by setting a new Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

     20. Amendment or Termination.

     (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which (i) adversely affects the rights of any participant or (ii) increases the Reserves. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, require payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

          (i) Altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

          (ii) Shortening any Offering Period so that Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Board action; and

          (iii) Allocating shares.

     Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22. Conditions upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue indefinitely unless sooner terminated under Section 20 hereof.

     24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof unless written notice is provided to the Company electing to continue in the Offering Period in which the participant is currently enrolled.

                                                                       EXHIBIT C

                               HS RESOURCES, INC.
                              AMENDED AND RESTATED
                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN
                              AMENDED MAY 10, 2001

                    [2001 PROPOSED AMENDMENTS SHOWN IN BOLD]

                                    CONTENTS

SECTIONS                                                            PAGE
--------                                                            ----
1.   Name and Purpose............................................    C-1
2.   Definitions.................................................    C-1
3.   Administration of the Plan..................................    C-3
4.   Shares Subject to the Plan..................................    C-4
5.   Eligibility.................................................    C-5
6.   Elections, Payments, Dividends, Withholding, and Bonuses....    C-5
7.   Options.....................................................    C-6
8.   Stock Appreciation Rights...................................    C-6
9.   Restricted Stock............................................    C-7
10.  Performance Shares..........................................    C-7
11.  Cash Performance Awards.....................................    C-8
12.  Other Stock-Based Performance Awards........................    C-8
13.  Transferability.............................................    C-9
14.  Termination of Service......................................    C-9
15.  Change in Control...........................................   C-10
16.  Term, Amendment, Suspension or Termination of the Plan......   C-10
17.  Investment Purpose..........................................   C-10
18.  Miscellaneous...............................................   C-10

                               HS RESOURCES, INC.

                              AMENDED AND RESTATED
                   2000 PERFORMANCE AND EQUITY INCENTIVE PLAN
                    [2001 PROPOSED AMENDMENTS SHOWN IN BOLD]

1. NAME AND PURPOSE.

     1.1. This plan is the HS RESOURCES, INC. 2000 PERFORMANCE AND EQUITY INCENTIVE PLAN, amended and restated as of May 10, 2001 (the "Plan").

     1.2. The purposes of the Plan are (i) to enhance the profitability and value of the Company for the benefit of its stockholders by providing equity ownership opportunities and performance-based incentives to better align the interests of officers and key employees with those of stockholders; (ii) to attract and retain the best possible personnel for positions of substantial responsibility with the Company; and (iii) to provide additional incentive to Participants to promote the success of the Company. The Plan provides employees, officers and directors of the Company an opportunity to acquire Shares of the Stock of the Company pursuant to Incentive Stock Options and Non-Statutory Stock Options, and to receive Restricted Stock, Stock Appreciation Rights, Performance Shares, other Stock-Based Awards and Benefits, and to receive Cash Awards.

2. DEFINITIONS.

     For purposes of interpreting the Plan and related documents and Agreements (as defined), the following definitions shall apply:

     2.1. "Affiliates" means any corporation or other entity which is affiliated with the Company through stock ownership or otherwise and is treated as a common employer under the provisions of Section 1114(b) and (c) of the Code.

     2.2. "Agreement" means the document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

     2.3. "Benefit" means any benefit granted to a Participant under the Plan.

     2.4. "Board" means the Board of Directors of the Company.

     2.5. "Cash Award" means a Benefit payable in the form of cash.

     2.6. "Cause" means any of the following, as determined by the Company:

          a. Willful dishonesty towards the Company, fraud upon the Company or deliberate injury or intended injury to the Company;

          b. Conviction of a felony;

          c. Willful participation in activities which constitute unlawful activities, such as gender-based harassment;

          d. Conviction of a misdemeanor involving moral turpitude;

          e. Gross negligence or willful misconduct in the performance of duties;

          f. Continued abuse of alcohol or drugs on the job or otherwise materially affecting job performance; or

          g. Failure to perform duties substantially in accordance with instructions of relevant superiors and Company policies and procedures.

     2.7. A "Change in Control" shall be deemed to have taken place if:

          a. any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 33 1/3% of the then outstanding voting stock of the Company;

          b. at any time during any period of three consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

          c. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     2.8. "Code" means the Internal Revenue Code of 1986, as amended.

     2.9. "Committee" means the committee appointed by the Board pursuant to
Section 3 hereof to administer the Plan.

     2.10. "Company" means HS Resources, Inc., a Delaware corporation and its Affiliates, if any.

     2.11. "Effective Date" means April 11, 2000.

     2.12. "Fair Market Value" shall mean, with respect to Shares, the last reported trade of such Shares on the New York Stock Exchange for the date in question. If Fair Market Value is in reference to property other than Shares, the Fair Market Value of such other property shall be determined by such methods or procedures as shall be established from time to time by the Committee.

     2.13. "Fiscal Year" means the taxable year of the Company which is the calendar year.

     2.14. "Grant Date" means the date on which the Committee takes valid action to grant a Benefit hereunder; provided, however, that the Committee may expressly provide for a Grant Date other than the date on which the Committee takes action, and further provided that the Grant Date of an Option intended to qualify as an Incentive Stock Option shall be not earlier than the first date such grant may be given effect under the Code. The Grant Date of Restricted Stock shall be the date determined under Section 9.1 below.

     2.15. "Incentive Stock Option" or "ISO" means an Option designated as an Incentive Stock Option and satisfying the requirements of Section 422 of the Code.

     2.16. "Non-Employee Director" means a director of the Company who meets the definition of a "non-employee director" set forth in SEC Rule 16b-3, as amended, or any successor rule and the definition of outside director set forth in Treas. Reg. sec. 1.162-27(e)(3).

     2.17. "Non-Statutory Stock Option" or "NSO" means an Option other than an ISO.

     2.18. "Option" means an option to purchase one or more Shares pursuant to this Plan.

     2.19. "Optionee" means a Participant who receives an Option.

     2.20. "Option Price" means the purchase price for each Share subject to an Option.

     2.21. "Other Stock-Based Award" means an award under Article 12 that is valued in whole or in part by reference to, or is otherwise based on, Shares.

     2.22. "Participant" means any person who receives a Benefit under this Plan.

     2.23. "Performance Share" means a Share awarded to a Participant under
Article 10 of the Plan.

     2.24. "Plan" means this HS Resources, Inc. 2000 Performance and Equity Incentive Plan and all amendments and supplements thereto.

     2.25. "Plan Year" means each 12-month period during the term of the Plan commencing the Effective Date or an anniversary thereof.

     2.26. "Restricted Stock" means a Share which, at the time it is granted or sold by the Company, is not transferable and is subject to a substantial risk of forfeiture, within the meaning of Section 83 of the Code.

     2.27. "Rule 16b-3" means the rule promulgated by the SEC, as amended, or any successor rule in effect from time to time.

     2.28. "SEC" means the Securities and Exchange Commission.

     2.29. "Share" means a share of Common Stock of the Company.

     2.30. "SAR" means a Stock Appreciation Right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

     2.31. "Ultimate Vesting Date" shall mean with respect to Performance Shares the date nine years from the effective date of grant of a Performance Share award.

3. ADMINISTRATION OF THE PLAN.

     3.1. Committee. The Plan shall be administered by the Committee. The Committee shall consist of not fewer than two members of the Board to be appointed by the Board. The Board may from time to time remove members or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. Any power, authority, or decision-making granted to the Committee under this Plan may also be exercised by the Board. The Committee shall hold meetings at such times and places as it shall determine. Two members of the Committee shall constitute a quorum and acts of the Committee at a meeting at which a quorum is present, or acts approved in writing by all the members of the Committee shall be the valid acts of the Committee.

     3.2. Participants. The Committee may from time to time determine which salaried employees or directors of the Company shall be granted Benefits under the Plan, the terms and conditions thereof, including without limitation the purchase price, if any, of Restricted Stock and the exercise price of Options, and the number of Shares which shall be granted. The Committee shall report to the Board the names of Participants, the number of Shares and the terms and conditions of Benefits granted under this Plan.

     3.3. Rules and Regulations. The Committee is authorized to establish such rules and regulations consistent with provisions of the Plan as it may deem appropriate for the proper administration of the Plan, and to make such interpretations of and determinations under the Plan, and to take such steps in connection with the Plan or the Benefits granted thereunder as it may deem necessary or advisable. Except as may be provided in an Agreement, any Benefit granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, but, subject to Section 14.1, no such action may impair the rights of any Participant without his or her consent, no such action shall change the exercise price of any Benefit that has been previously granted and cancellation and regrant shall not be used as a method to reprice options. The Committee may, in its sole discretion, but subject to the minimum restrictions, conditions and vesting periods set forth herein, waive, in whole or in part, any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and on all persons.

     3.4. Rule 16b-3 Grants. For Committee approval of any grant of a Benefit to an officer or director of the Company, as defined in Rule 16b-3 or any successor rule, the Committee shall be composed entirely of two or more Non-Employee Directors (or such composition as is required by any successor rule); provided, however, that if the Committee is not composed as such, the Board shall have the right to take such action with respect to any Benefit granted to an officer or director as it deems necessary or advisable to comply with Rule 16b-3 and any related rules, including but not limited to seeking stockholder ratification of such Benefit or imposing a six-month period prior to sale of the Award or any Shares underlying the Benefit.

     3.5. Delegation. Except with respect to awards intended to qualify for exemption under Section 162(m) of the Code, the Committee may delegate to a separate committee composed of at least one member of the Board the limited authority to grant Benefits to persons other than officers or directors and establish the terms of such Benefits at the time of the grant.

     3.6. Grant Evidenced by Agreement. The grant of any Benefit under the Plan shall be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

     3.7. Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine in its sole discretion to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the Option Price, and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, retirement, change of duties or termination of employment; the Benefit's conditions; subject to the provisions of Section 14.1, when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

     3.8. Amendments to Benefits. The Committee may, subject to the minimum restrictions, conditions and vesting periods set forth herein, waive any conditions of or rights of the Company under any outstanding Benefit, prospectively or retroactively. The Committee may not, however, reprice options (or cancel and regrant options in order to reprice) and, except as otherwise provided herein, may not amend, alter, suspend, discontinue or terminate any outstanding Benefit, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof,

4. SHARES SUBJECT TO THE PLAN.

     4.1. Number of Shares. A combined total of 2,190,000 Shares and SARs for this purpose are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Compensation Committee may from time to time deem necessary. The Shares may be divided among the various Plan components as the Compensation Committee shall determine. Shares which may be issued upon the exercise of Options shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Shares, or as treasury Shares, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2. Unused and Forfeited Stock. Any Shares that are subject to an Award under this Plan which are not used because the terms and conditions of the Award are not met, including any Shares that are subject to an Option which expires or is terminated for any reason, shall become automatically available for use under the Plan.

     4.3. Limit on an Individual's Benefits. In any given Fiscal Year, no person eligible under the Plan for Grants may receive Benefits covering or measured by more than 200,000 Shares (such number of Shares to be adjusted in accordance with Section 4.5). No more than $1,000,000 of Restricted Stock, Performance Shares or Other Stock-Based Awards (excluding Options and SARs), valued at Fair Market Value on the date of grant and not taking into account the risk of forfeiture, may be granted to any Participant in any Fiscal Year.

     4.4. Limit on Certain Awards. Subject to adjustment pursuant to Section 4.5, the number of Shares of Restricted Stock or Other Stock-Based Awards that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 262,800 in the aggregate; and the number of Performance Shares that may be granted pursuant to this Plan for a purchase price of less than Fair Market Value shall not exceed 438,000 in the aggregate, plus the number of shares of Restricted Stock authorized to be issued hereunder that are not used for such Restricted Stock awards.

     4.5. Adjustments. If there is any change in the Shares subject to the Plan or the Shares subject to any Benefit through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend, or other change in the corporate structure of the Company, appropriate proportionate adjustments or new or substitute Benefits in a new enterprise shall be made by the Committee in the aggregate number of Shares subject to the Plan, the price, Fair Market Value and number of Shares subject to outstanding Benefits in order to preserve, but not to increase, the Benefits of the Participant; provided that the number of Shares eligible for issuance as ISOs may be increased only to reflect a change in capitalization such as a stock dividend or stock split.

5. ELIGIBILITY.

     5.1. Persons eligible under the Plan for grant of Benefits are all salaried employees and directors of the Company. Members of the Board who are not employed as regular salaried officers or employees of the Company may not receive Incentive Stock Options.

6. ELECTIONS, PAYMENTS, DIVIDENDS, WITHHOLDING, AND BONUSES.

     6.1. Notices. An Option or SAR that is exercisable hereunder may be exercised by delivering to the Secretary of the Company on any business day a written notice of exercise, which notice shall specify the number of Shares with respect to which the Option or SAR is being exercised, and shall, in the case of Options, be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised.

     6.2. Payments. For any Benefit that requires a payment by a Participant to the Company, the amount due the Company is to be paid in cash, or, with the consent of the Committee:

          a. by the tender to the Company of Shares owned by the Participant and registered in his or her name having a Fair Market Value equal to the amount due to the Company;

          b. by delivery to the Company of irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Shares or of a loan from the broker to the Option Holder necessary to pay the exercise price;

          c. in other property, rights and credits deemed acceptable by the Committee; or

          d. by any combination of the payment methods specified above.

     6.3. Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend or dividend equivalent payments or dividend credit rights.

     6.4. Code Section 162(m). The Committee, in its sole discretion, may require that one or more Agreements contain provisions which provide that, in the event Section 162(m) of the Code, or any successor provision relating to excessive employee remuneration, would operate to disallow a deduction by the Company for all or part of any Benefit under the Plan, a Participant's receipt of the portion of such Benefit that would not be deductible by the Company shall be deferred until the next succeeding year or years in which the Participant's remuneration does not exceed the limit set forth in such provision of the Code.

     6.5. Withholding. The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local withholding requirements with respect to such distribution or exercise of such Option. Such withholding may be satisfied, at the Company's option, either by cash or the Company's withholding of Shares.

     6.6. Cash Bonuses. The Committee, in its discretion, shall have the authority to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Benefits. The Committee shall have full authority in its discretion to determine the amount of any such bonus.

7. OPTIONS.

     7.1. Price. The Option Price of the Shares covered by each Option shall not be less than the Fair Market Value of such Shares on the Grant Date; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an ISO shall be not less than 110 percent of the Fair Market Value of a Share at the time such Option is granted. Such prices shall be subject to adjustment as provided in Section 4.5 hereof.

     7.2. Term. The term of each Option shall be for no more than seven years; provided, however, that in the event the Participant would otherwise be ineligible to receive an ISO by reason of the provisions of Section 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Participant that is intended to be an ISO shall in no event be exercisable after the expiration of five years from the date it is granted.

     7.3. Vesting. Subject to Sections 14.2 and 15, Options shall vest no more rapidly than ratably over a period of four years from the date of grant.

     7.4. Limits on ISOs. An Option intended to constitute an ISO (and so designated at the time of grant) shall qualify as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under the Plan and all other plans of the Participant's employer and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000, except as such restriction may be amended under the Code. This limitation shall be applied by taking Options into account in the order in which they were granted.

     7.5. Agreement. The Stock Option Agreement may contain such other terms, provisions, and conditions as may be determined by the Committee (not inconsistent with this Plan) including, without limitation, provisions relating to Stock Appreciation Rights with respect to Options granted hereunder. If an Option, or any part thereof, is intended by the Committee to qualify as an ISO, the Stock Option Agreement shall contain those terms and conditions necessary to so qualify said Option or such part thereof.

8. STOCK APPRECIATION RIGHTS.

     8.1. Grant and Payment. The Committee may grant SARs. Upon electing to receive payment of an SAR, a Participant shall receive payment in cash.

     8.2. Grant of Tandem Award. SARs may be granted in tandem with Options at any time prior to exercise of the Option. If SARs are granted in tandem with an Option, the exercise of the Option shall cause a proportional reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a proportional reduction of the Shares under such Option. If SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

     8.3. Payment of Benefit. SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

     8.4. Term.  SARs shall be subject to the same term provisions as Options.

     8.5. Vesting. Subject to Sections 14.2 and 15, SARs shall vest no more rapidly than ratably over a period of four years from the date of grant.

9. RESTRICTED STOCK.

     9.1. Grant. The Committee may approve the grant or sale of Restricted Stock to any eligible person, as specified in Section 5. A grant or sale of Restricted Stock shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall approve. The Grant Date of Restricted Stock shall be (i) for purposes of corporate law and establishing Fair Market Value, the date on which the Committee acts to authorize the sale; and (ii) for purposes of any election under Section 83(b) of the Code, the date on which the Participant receives a beneficial ownership interest in such Restricted Stock.

     9.2. Price. The Committee shall determine the purchase price per Share with respect to any sale of Restricted Stock, provided that the Committee may grant or award Shares of Restricted Stock to a Participant without requiring payment of cash consideration by the Participant.

     9.3. Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 9.1 shall be subject to such restrictions as may be established by the Committee with respect to such award, but must include at least the continuous employment by the recipient through the period of vesting. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Participant is entitled to voting rights with respect to Restricted Stock.

     9.4. Vesting. Subject to Sections 14.2 and 15, the restrictions to which a Restricted Stock award are subject shall terminate no sooner than ratably over a period of four years from the date of grant.

     9.5. Certificates. The Company shall not be required to issue a certificate for Restricted Stock prior to the expiration of any restrictions on the stock, provided the shares of restricted stock are shown as issued restricted stock in the Company's (or its transfer agent's) share transfer records. If a certificate representing Restricted Stock is issued, it shall bear one or more legends making appropriate reference to the restrictions imposed on such stock.

10. PERFORMANCE SHARES.

     10.1. Grant.  The Committee may grant awards of Performance Shares.

     10.2. Description. Performance Shares represent the right of a Participant to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms and conditions of a grant.

     10.3. Award Period and Performance Goals. The Committee shall determine and include in a Performance Share award grant the period of time for which a Performance Share award is made ("Award Period"); provided that subject to Sections 14.2 and 15, awards made at any time shall not vest more rapidly than ratably over a four-year period provided further, however, that an award issued at any time prior to the end of the second quarter of a Fiscal Year shall be deemed outstanding for the entire Fiscal Year for purposes of determining vesting. The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company during the Award Period as a condition to payment of the Performance Share award prior to the Ultimate Vesting Date, such Performance Goals to be set forth in the grant of any Performance Share award. The Performance Goals shall be designed to reward the attainment of an appropriately balanced combination of the following value measures:

          a. At least a 15% compounded annual growth in operating cash flow on a per-share basis measured over a period of time determined by the Committee;

          b. At least a 15% annual rate of return on outstanding book capital calculated using EBITDAX (earnings before interest, taxes, depreciation, depletion and amortization, exploratory and abandonment, and geological and geophysical costs) over the weighted average outstanding book capital, measured on a fiscal year basis; and

          c. At least a 15% compounded annual growth in underlying net asset value on a per-share basis measured over a period of time determined by the Committee, using the pre-tax discounted present value at 10% of the Company's proved reserves (valued using estimated future product prices and costs) plus the estimated market value of all other assets, less outstanding debt, excluding deferred taxes.

The Committee shall have broad discretion to determine the interpretation, calculation, balance and satisfaction of such measures. Performance Shares that are not paid on account of satisfaction of the applicable Performance Goals shall, subject to the time in service requirement in Section 10.5, be paid following the Ultimate Vesting Date.

     10.4. Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share award if the Performance Goals are met. The Performance Share award shall be expressed in terms of Shares and shall be referred to as "Performance Shares." After the completion of an Award Period, the performance of the Company shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     10.5. Requirement of Employment. A grantee of a Performance Share award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share award prior to the Ultimate Vesting Date, provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable. Subject to Sections 14.2 and 15, a grantee of a Performance Share award must remain in the employment of the Company until the Ultimate Vesting Date in order to be entitled to payment under a Performance Share award that has not vested earlier through satisfaction of the Performance Goals.

     10.6. Certification. The Committee shall certify in writing prior to payment of the compensation that the Performance Goals and any other material terms were satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as written certification.

11. CASH PERFORMANCE AWARDS.

     11.1. Grant. The Committee may grant Cash Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6.

     11.2. Limitation. The amount of any Cash Award paid in any Fiscal Year to any Participant shall not exceed $500,000 paid in such Fiscal Year.

12. OTHER STOCK-BASED PERFORMANCE AWARDS.

     12.1. Other Stock-Based Awards. The Committee shall have the right to grant Other Stock-Based Awards. Such awards shall be based on achievement of Performance Goals in the same manner as Performance Shares as provided in Sections 10.3 through 10.6 and subject to Sections 14.2 and 15, shall vest no sooner than ratably over four years.

     12.2. Other Benefits. The Committee shall have the right to grant other types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan has been established.

     12.3. Tandem Awards. Benefits may be granted by the Committee in its sole discretion individually or in tandem; provided, however, that no Benefit except SARs may be granted in tandem with an ISO.

13. TRANSFERABILITY.

     13.1. Each ISO granted pursuant to this Plan shall, during Participant's lifetime, be exercisable only by the Participant, and neither the ISO nor any right thereunder (including any SAR) shall be transferable by Participant by operation of law or otherwise other than by beneficiary designation, will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes. Upon the prior written consent of the Committee in its sole, unfettered discretion and subject to any conditions associated with such consent, an NSO or any other Benefit hereunder (including any SAR) may be assigned in whole or in part during the Participant's lifetime to one or more members of the Participants' immediate family, to a trust established exclusively for one or more such family members or pursuant to a qualified domestic relation order as defined by Title I of the Employee Retirement Income Security Act. The terms applicable to the assigned portion shall be the same as those in effect immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. A Participant's rights in Restricted Stock are nontransferable except by the laws of descent and distribution until the restriction lapses as it applies to the Restricted Stock held by the Participant.

14. TERMINATION OF SERVICE.

     14.1. Options and SARs. The following provisions shall govern the exercise of any Options or SARs held by any employee of the Company whose employment is terminated:

          a. If the Employee's employment with the Company is terminated for Cause, the Options or SARs held by the Employee shall be exercisable, to the extent that such Options or SARs were exercisable on the date the Employee's employment terminated, for a period of thirty (30) days following such termination of employment; provided, however, if the termination includes any matter described in Section 2.6(a) of the definition of Cause herein, at the option of the Committee (in the case of Options or SARs held by an officer or director) or the Chief Executive Officer (in any other case) the Options or SARs held by the Employee may terminate immediately upon the termination of the Employee's employment with the Company or at any subsequent time.

          b. If the Employee's employment with the Company is terminated for any reason other than Cause or such Employee's death, disability, or (in the case of Benefits other than ISOs) retirement, all Options or SARs held by the Employee shall be exercisable, to the extent that such Options were exercisable on the date the Employee's employment terminated, for a period of three (3) months following such termination of employment, or in the case of SARs or Options other than ISOs, such longer period as the Committee may determine in its sole discretion.

          c. If the Employee's employment with the Company is terminated because of such Employee's death or disability within the meaning of Section 22(e)(3) of the Code or, in the case of Benefits other than ISOs, retirement as defined in the Company's 401(k) Retirement Plan (or successor plan), all Options or SARs held by the Employee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

          d. In no event may any Option or SAR remain exercisable after the expiration of the term of the Option or SAR. Upon the expiration of any thirty (30) day or three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Option, the Option shall terminate and shall cease to be outstanding for any Shares for which the Option has not been exercised.

     14.2. Restricted Stock; Performance Shares. In the event of the death or disability (within the meaning of Section 22(e) of the Code) of a Participant, or the retirement of the Participant as defined in the Company's 401(k) Plan (or successor plan) all employment periods and other restrictions applicable to Restricted Stock, Performance Shares or other Benefits then held by such Participant shall lapse, and such awards shall become fully nonforfeitable. In the event of a Participant's termination of employment for any other reason, any Restricted Stock, Performance Shares or other Benefits as to which the employment period or other restrictions have not been satisfied shall be forfeited.

15. CHANGE IN CONTROL.

     15.1. In the event of a Change in Control of the Company, the contingencies with respect to Options, SARs and Restricted Stock all outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each Option or SAR shall become fully exercisable with respect to the total number of Shares subject to such Option or SAR as of such date, without regard to the conditions expressed in the agreements relating to such Option or SAR, and the restrictions on each Share of Restricted Stock shall lapse and such Shares of Restricted Stock shall no longer be subject to forfeiture. Performance Goals or other contingencies with respect to other Benefits shall similarly lapse or be deemed satisfied in the event of a Change in Control of the Company.

16. TERM, AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

     16.1. Term. The Plan shall commence on the Effective Date, and remain in effect for ten years from such date. The Committee may deem it advisable to seek stockholder approval of the Plan during the first year and again prior to the end of the fifth year following the Effective Date in order to comply with certain provisions of Treasury Regulations issued under Section 162(m) of the Code.

     16.2. Supervision, etc. The Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in Section 3.2 hereof, the Board shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

          a. To increase the numerical limitations on number of Shares issued under the Plan, number of Shares issued to individuals, number of Shares of issued Restricted Stock or Performance Stock that may be issued, or to increase the limit on Cash Awards to individuals;

          b. To change the designation or class of persons eligible to receive Benefits under the Plan.

     16.3. Suspension or Termination of Plan. No Benefit may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, impair any Participant's rights or obligations under any Benefit granted under the Plan; provided, however, that all Participants shall receive the benefits of any amendments which are made to the Plan.

17. INVESTMENT PURPOSE.

     17.1. At the time of delivery of any Shares, the Committee may, if it shall deem it necessary or desirable for any reason connected with any securities law or regulation, require, as a condition to the issuance of any Shares to Participant, that Participant represent in writing to the Company that it is Participant's intention to acquire the Shares for investment and not with a view to the distribution thereof or that the Participant agree to any other appropriate restriction on transfer of the Shares. In the event such a representation is required and made, no Shares shall be issued unless and until the Company is satisfied with the correctness of such representation and, in such event, the Committee may require that a legend be placed on the certificates evidencing any Shares to be issued which legend shall disclose the existence of an investment representation and such further restrictions on transfer as may be imposed to comply with applicable laws as the Committee may deem appropriate to protect the interest of the Company.

18. MISCELLANEOUS.

     18.1. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     18.2. Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.3. Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Agreement, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     18.4. No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving or the Company from granting any such benefits.

     18.5. Governing Law. The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of the state of Delaware.

     18.6. No Employment Right. The grant of any Benefit to any Participant under this Plan shall not give such Participant any right to be retained in the employ or service of the Company, and the right and power of the Company to discharge any such person shall not be affected by such grant.

     18.7. No Stockholder Rights. No Participant nor any person entitled to exercise an Option under this Plan shall have any of the rights of a stockholder with respect to the Shares subject to an Option except to the extent Stock Certificates have been issued.

     18.8. No Rights to Ungranted Benefits. No person shall have any right or claim whatever, directly, indirectly, or by implication, to receive a Benefit, nor any expectancy thereof, unless and until the same shall have been granted to such person by the Committee as provided herein. The grant of a Benefit shall not create any right or implication that any other or further Benefit may or shall be granted at another time. Each Benefit hereunder shall be separate and distinct from every other grant of a Benefit, and shall not be considered part of any continuing series of such grants. Grants may be made inconsistently or not at all among eligible Participants.

                                  END OF PLAN

                               HS RESOURCES, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS --                                  For   Withhold   For All
   Nominees: 01-James E. Duffy                               All      All     Except
             02-Robert G. Vanneman                           [ ]      [ ]       [ ]


   -------------------------------------------------
   (Nominee Exception)

                                                             For    Against   Abstain
2. Approval of the HS Resources, Inc. Employee Stock         [ ]      [ ]       [ ]
   Purchase Plan.


3. Approval of Amendments to the HS Resources,               For    Against   Abstain
   Inc. 2000 Performance and Equity Incentive                [ ]      [ ]       [ ]
   Plan.


I PLAN TO ATTEND MEETING                                     [ ]

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written
comments/address change on the reverse side.                 [ ]

Receipt is hereby acknowledged of the HS Resources, Inc. Notice of Annual Meeting and Proxy Statement.

                                        Dated:                            , 2001
                                              ----------------------------

Signature(s)
            --------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                           *  FOLD AND DETACH HERE  *

  CONTROL NUMBER

                              TWO NEW WAYS TO VOTE

--------------------------------------------------------------------------------
                                VOTE BY TELEPHONE
--------------------------------------------------------------------------------

                     It's fast, convenient, and your vote is
                       immediately confirmed and posted.

                         Just follow these 4 easy steps:

1.  Read the accompanying Proxy Statement.

2. Call 1-877-550-3423 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

3.  Enter your 6-digit Control Number located above.

4.  Follow the simple recorded instructions. You will have two options:

OPTION 1: To vote as the Board of Directors recommends on all proposals:
          press 1. When asked, please confirm your vote by pressing 1.

OPTION 2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

--------------------------------------------------------------------------------
                                VOTE BY INTERNET
--------------------------------------------------------------------------------

                     It's fast, convenient, and your vote is
                       immediately confirmed and posted.

                         Just follow these 4 easy steps:

1.  Read the accompanying Proxy Statement.

2.  Go to the following website:

         www.computershare.com/us/proxy

3. Enter the information requested on your computer screen including your 6-digit Control Number located above.

4.  Follow the simple instructions on the screen.

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT!
      DO NOT RETURN VOTING FORM IF YOU ARE VOTING BY TELEPHONE OR INTERNET
--------------------------------------------------------------------------------

PROXY                           HS RESOURCES, INC.                         PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001
  THIS PROXY IS SOLICITED ON BEHALF OF HS RESOURCES, INC.'S BOARD OF DIRECTORS

     The undersigned hereby appoints Nicholas J. Sutton, P. Michael Highum and James M. Piccone, and each of them, proxies for the undersigned, with full power of substitution to vote all shares of HS Resources, Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of HS Resources, Inc., on Thursday, May 10, 2001, at 9:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

     Please mark this Proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendation, please sign the reverse side; no boxes need to be checked.

   COMMENTS/ADDRESS CHANGE

                                      COMMENTS/ADDRESS CHANGE: PLEASE MARK
-------------------------------        COMMENT/ADDRESS BOX ON REVERSE SIDE

-------------------------------
                                 (Continued and to be signed on the other side.)
-------------------------------

-------------------------------------------------------------------------------